Exhibit 4.22

THE SYMBOL “[***]” OR “[RDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDED AND RESTATED ACQUISITION FRAMEWORK AGREEMENT

ON

SHENGDU HOME DECORATION CO., LTD.

AMONG

KE HOLDINGS INC.

BEIKE KESTONE HOLDINGS (HONG KONG) LIMITED

AND

YAN WEIYANG, ZHEJIANG SHENGDU INVESTMENT CO., LTD. (浙江圣都投资有限公司)

NINGBO MEISHAN BONDED PORT AREA SHENGJIA INVESTMENT MANAGEMENT

PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港区圣家投资管理合伙企业（有限合伙）)

NINGBO MEISHAN BONDED PORT AREA SHENGZHUANG INVESTMENT MANAGEMENT

PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港区圣装投资管理合伙企业（有限合伙）)

NINGBO MEISHAN BONDED PORT AREA SHENGCAI INVESTMENT MANAGEMENT

PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港区圣财投资管理合伙企业（有限合伙）)

NINGBO MEISHAN BONDED PORT AREA SHENGYI INVESTMENT MANAGEMENT

PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港区圣意投资管理合伙企业（有限合伙）)

NINGBO MEISHAN BONDED PORT AREA SHENGYOU INVESTMENT MANAGEMENT

PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港区圣友投资管理合伙企业（有限合伙）)

NINGBO MEISHAN BONDED PORT AREA SHENG-U INVESTMENT MANAGEMENT

PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港区圣优投资管理合伙企业（有限合伙）)

AND

SHENGDU HOME DECORATION CO., LTD. (圣都家居装饰有限公司)

AND

OTHER RELATED PARTIES

Contents

● 1 Definitions and Interpretation	8
● 2 Purpose of Transaction	10
● 3 Transaction Arrangement	11
● 4 Transitional Period	47
● 5 Investor's Rights as Shareholder	51
● 6 Taxes	64
● 7 Representations and Warranties	66
● 8 Undertakings	66
● 9 Force Majeure	69
● 10 Breach of Contract and Remedy	69
● 11 Term and Termination	74
● 12 Confidentiality	76
● 13 Notice	77
● 14 Miscellaneous	78

Amended and Restated Acquisition Framework Agreement on Shengdu Home Decoration Co., Ltd.

This Amended and Restated Acquisition Framework Agreement on Shengdu Home Decoration Co., Ltd. (hereinafter referred to as the “Agreement”) is made and entered into on April 11, 2022 in Hangzhou, China by and among:

(A)

KE HOLDINGS INC., a limited company incorporated and validly existing in the Cayman Islands, having its registered address at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands (hereinafter referred to as the “Beike Group’s Listed Entity”);

(B)Beike Kestone Holdings (Hong Kong) Limited (formerly, Beike Fintech Holdings (Hong Kong) Limited), a limited liability company incorporated and validly existing in Hong Kong, having its registered address at Suite 3101 Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong (hereinafter referred to as the “Investor”);

(C)	YAN Weiyang, a PRC citizen, actual controller and shareholder of the Company, ID Card No.: 350723197708112376 (hereinafter referred to as the “Actual Controller”);

Zhejiang Shengdu Investment Co., Ltd. (浙江圣都投资有限公司), a shareholder of the Company and a limited liability company incorporated and validly existing in Hangzhou, Zhejiang Province, PRC, having its registered address at (Room 101, 3/F, Haiwaihai Hangzhou Mall,) 589 Shixiang Road, Gongshu District (hereinafter referred to as “Shengdu Investment”);

Ningbo Meishan Bonded Port Area Shengjia Investment Management Partnership (Limited Partnership) (宁波梅山保税港区圣家投资管理合伙企业（有限合伙）), a shareholder of the Company and a limited liability company incorporated and validly existing in Ningbo, Zhejiang Province, PRC, having its registered address at H0221, Zone B, Room 401, Building No.1, 88 Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province (hereinafter referred to as the “Shengjia Investment”);

Ningbo Meishan Bonded Port Area Shengzhuang Investment Management Partnership (Limited Partnership) (宁波梅山保税港区圣装投资管理合伙企业（有限合伙）), a shareholder of the Company and a limited liability company incorporated and validly existing in Ningbo, Zhejiang Province, PRC, having its registered address at H0131, Zone B, Room 401, Building No.1, 88 Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province (hereinafter referred to as the “Shengzhuang Investment”);

Ningbo Meishan Bonded Port Area Shengyou Investment Management Partnership (Limited Partnership) (宁波梅山保税港区圣友投资管理合伙企业（有限合伙）), a shareholder of the Company and a limited liability company incorporated and validly existing in Ningbo, Zhejiang Province, PRC, having its registered address at H0219, Zone B, Room 401, Building No.1, 88 Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province (hereinafter referred to as the “Shengyou Investment”);

Ningbo Meishan Bonded Port Area Shengcai Investment Management Partnership (Limited Partnership) (宁波梅山保税港区圣财投资管理合伙企业（有限合伙）), a shareholder of the Company and a limited liability company incorporated and validly existing in Ningbo, Zhejiang Province, PRC, having its registered address at H0109, Zone B, Room 401, Building No.1, 88 Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province (hereinafter referred to as the “Shengcai Investment”);

Ningbo Meishan Bonded Port Area Shengyi Investment Management Partnership (Limited Partnership) (宁波梅山保税港区圣意投资管理合伙企业（有限合伙）), a shareholder of the Company and a limited liability company incorporated and validly existing in Ningbo, Zhejiang Province, PRC, having its registered address at H0220, Zone B, Room 401, Building No.1, 88 Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province (hereinafter referred to as the “Shengyi Investment”);

Ningbo Meishan Bonded Port Area Sheng-U Investment Management Partnership (Limited Partnership) (宁波梅山保税港区圣优投资管理合伙企业（有限合伙）), a shareholder of the Company and a limited liability company incorporated and validly existing in Ningbo, Zhejiang Province, PRC, having its registered address at H0222, Zone B, Room 401, Building No.1, 88 Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province (hereinafter referred to as the “Sheng-U Investment”);

(Shengjia Investment, Shengzhuang Investment, Shengyou Investment, Sheng-U Investment, Shengcai Investment and Shengyi Investment are collectively referred to as the “Holding Platforms”);

(D)

Shengdu Home Decoration Co., Ltd. (圣都家居装饰有限公司), a limited liability company incorporated and validly existing in Hangzhou, Zhejiang Province, PRC, having its registered address at (Room 801, 3/F, Haiwaihai Hangzhou Mall,) 589 Shixiang Road, Gongshu District, Hangzhou, Zhejiang Province (hereinafter referred to as “Shengdu Home”, “Company” or “Target Company”); AND

(E)

SD Co., Ltd., a limited liability company incorporated and validly existing in the Cayman Islands, having its registered address at Ocorian Trust (Cayman) Limited, Windward 3, Regatta Office Park, PO Box 1350, Cayman Islands (hereinafter referred to as “Cayman Co 1”);

(F)

Shengdu Co., Ltd., a limited liability company incorporated and validly existing in the Cayman Islands, having its registered address at Ocorian Trust (Cayman) Limited, Windward 3, Regatta Office Park, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands (hereinafter referred to as “Cayman Co 2”);

(G)

Shengdu (Hong Kong) Company Limited, a limited liability company incorporated and validly existing in Hong Kong, having its registered address at 12/F Ruttonjee House Ruttonjee CTR 11 Duddell St Central Hong Kong (hereinafter referred to as “HK Co”);

(H)

Qingdao Shengjia Huazhang Enterprise Management Co., Ltd., a limited liability company incorporated and validly existing in Qingdao, Shandong Province, PRC, having its registered address at Room 8405-1-5(B), 4/F, Jianqing Office Building One, No. 24 Hancheng Road, Qianwan Free Trade Port Zone, Qingdao, China (Shandong) Pilot FTZ (hereinafter referred to as “WFOE”);

(I)	All entities stated in Appendix I-A to the Agreement (hereinafter referred to as the “BVI Cos”); and
(J)	All entities stated in Appendix I-B to the Agreement (hereinafter referred to as the “Subsidiaries”).

All parties above are hereinafter referred to individually as a “Party” and collectively as the “Parties”; the Cayman Co 2, the HK Co, the WFOE, the Target Company, the Subsidiaries and their subsidiaries, branches and other domestic and foreign affiliates under their respective control are collectively referred to as the “Group Companies”; YAN Weiyang and Shengdu Investment are collectively referred to as the “Controlling Shareholders”; the Controlling Shareholders, the Holding Platforms, the Cayman Co 1, the BVI Cos and the Group Companies are collectively referred to as the “Company Party”), as the context requires; and the Company Party and the Investor are collectively referred to as the “Transaction Parties”.

WHEREAS,

(A)

The Beike Group’s Listed Entity, the Investor, the Controlling Shareholders, the Holding Platforms, the Target Company and its Subsidiaries entered into the Acquisition Framework Agreement on Shengdu Home Decoration Co., Ltd. dated July 4, 2021 (the “Original Framework Agreement”). The Parties intend to amend and restate the Original Framework Agreement by entering into this Agreement;

(B)

Beike Group (as defined below) of which the Investor is a member mainly engages in real estate brokerage business, and as of the date of the Original Framework Agreement, the Company Party was not an affiliate of the Investor;

(C)

The Target Company is a company incorporated in Hangzhou, Zhejiang Province, mainly engaging in home decoration and project decoration business (hereinafter referred to as the “Main Business”). As of the date of the Original Framework Agreement, the registered capital of the Target Company was RMB50,000,000.00, and the actual shareholding structure and the shareholding structure registered with the competent administration for market regulation of the Target Company as of the date of the Original Framework Agreement were as follows:

No.	Name of Shareholder	Subscribed Registered Capital (RMB’0,000)	Paid-in Registered Capital (RMB’0,000)	Shareholding Percentage
1	Shengjia Investment	1,550	1,550	31%
2	Shengyou Investment	175	175	3.5%
3	Shengzhuang Investment	53	53	1.06%
4	Shengyi Investment	250	250	5%
5	Shengcai Investment	250	67.5	5%
6	Sheng-U Investment	2,722	1,222	54.44%
	Total	5,000	3,317.5	100.00%

(D)

As of the date of the Original Framework Agreement, the list of partners who actually hold equity in the Target Company indirectly through holding contribution units in the Holding Platforms and their shareholding percentages are set forth in Schedule I-A attached hereto (regardless of whether such partners have been registered as partners of the Holding Platforms with the competent administration for market regulation);

(E)

The Investor and/or its designated entity desires to accept the transfer of the registered capital of the Target Company of RMB50,000,000 (corresponding to 100% equity in the Company) jointly held by the Controlling Shareholders and the Holding Platforms (hereinafter referred to as the “Target Equity”) in the manner agreed herein; and the Investor is aware that the unpaid capital of the Target Company as of the execution of the Original Framework Agreement was RMB***, and agrees that the Company Party no longer needs to pay such remaining unpaid registered capital and that such unpaid capital of the Target Company will not affect the acquisition consideration to be paid by the Investor for the Target Company hereunder;

(F)

In furtherance of the foregoing and as further specified herein, the Investor and/or its designated entity will ultimately hold the registered capital of the Target Company of RMB50,000,000 (corresponding to 100% equity in the Company) by acquiring (i) part of the Company's equity directly held by the Holding Platforms, and (ii) all the shares of an overseas entity which, upon the restructuring by the Company Party agreed herein, will hold the remaining equity in the Target Company (hereinafter referred to as the “Transaction”).

(G)

In furtherance of the foregoing and subject to the terms and conditions agreed herein, such agreements and other documents as the Investor and the Company Party may subsequently need to enter into for the purpose of completion of the Transaction upon execution of the Original Framework Agreement and this Agreement, including but not limited to the Equity Transfer Agreement (I), the Shareholders Agreement, the Cayman Co 2 SHA, the Cayman Co 2 AOA, the Equity Transfer Agreement (II), the Cayman Co 2 STA, the Business Cooperation Agreement, the Deed of Accession to Shareholders Agreement, the Documents on WFOE’s  Acquisition of Equity in Target Company, and the Control Agreements, are to be drafted by the Investor and finalized and signed upon unanimous agreement by relevant parties. The Transaction Parties confirm and agree that the main terms and conditions of such documents shall be substantially consistent with the content agreed herein. Where any Party materially changes the transaction terms agreed herein without consent of the other Parties, such Party shall be liable for the adverse consequences so caused in accordance with the provisions hereof (notwithstanding the foregoing, with respect to the Investor, this undertaking is conditional upon: (i) there is no material adverse change in the Group Companies; (ii) the Investor has completed all supplementary due diligences towards the Group Companies, the results of which are to its satisfaction; and (iii) the conditions precedent under Articles 3.5.4 (12) and 3.6.4 (7) hereof have been satisfied).

THEREFORE, upon friendly negotiation, the Parties agree that:

1	Definitions and Interpretation

Definitions. Unless the context requires otherwise, the meanings of the terms used herein are defined in Schedule 2 attached hereto.

Interpretation. Where the context so permits, a “Party” and the “Parties” shall include their respective successors, representatives and permitted assigns.

Unless otherwise stated, in this Agreement:

(a)

Any express or implied reference to laws and regulations shall mean such laws and regulations as may be amended or re-enacted (before or after the date hereof) or as may be from time to time revised by other regulations in terms of applicability, and shall include the laws and regulations already existing prior to the reenactment of such laws and regulations (whether they have been amended in the course of reenactment or not);

(b)

Any reference to “Article”, “Appendix” and “Schedule” shall mean the articles, appendices and schedules herein, unless the context requires otherwise. The preamble and schedules to this Agreement shall be integral parts of this Agreement. Any reference to or definition of other agreement herein, the form of which has been attached hereto as appendix, shall mean the form of such agreement attached hereto before it is executed;

(c)	Headings are inserted for reference only and shall not be taken into consideration in interpreting this Agreement;
(d)	“This Article”, when not followed by a paragraph number, shall refer to the relevant article as a whole, (instead of an item or paragraph thereof or another paragraph);
(e)	“In writing” refers to any information transmitted by letter, e-mail, or fax;
(f)	Words importing the singular only also include the plural and vice versa;
(g)	“Including” shall mean including, without limitation;
(h)	If an event is planned to occur on a day which is not a business day, then the event shall occur on the business day immediately following such day;
(i)	Any reference to time herein is to Beijing time;
(j)

In this Agreement, “Material Adverse Effect” relating to the Group Companies refers to (i) the entry into bankruptcy proceedings or liquidation, or shut-down of any Group Company (other than those proposed to be liquidated or shut down as disclosed in Schedule VII attached hereto), or any material administrative penalty or investigation against, or major safety accident, material restructuring of assets or reorganization of debts of, or sale of material assets by, any Group Company, in each case, which will or could be reasonably expected to cause material adverse effect on the Group Companies; (ii) the loss of any important license, qualifications or permit necessary for the Group Companies to carry out their operation activities; or (iii) any circumstance, change or effect involving the Group Companies which individually or collectively, directly or indirectly: (a) will or could be reasonably expected to have material adverse effect on the existence, business, assets (including tangible and intangible assets), liabilities (including, without limitation, contingent liabilities), financial conditions, operating results, operation prospect or financial position of any Group Company, or (b) will or could be reasonably expected to have material adverse effect on the qualifications, licenses or capacities of any Group Company to operate its business currently conducted, or (c) will or could be reasonably expected to have material adverse effect on the validity, binding effect or performance of the Transaction Documents; and, unless otherwise defined herein, “material agreement/contract/transaction”, “material amount”, “material undertaking”, “material loan/guarantee”, “material acquisition/merger/restructuring”, “material litigation/claim”, “major safety accident”, “material customer complaint”, “material administrative penalty or investigation”, etc., in connection with the Company, shall mean any event with such negative effect sufficient to cause the Company to have the said “Material Adverse Effect”. Any reference to “material aspects”, “material fault/negligence” or similar expressions in connection with this Agreement shall mean having such severity sufficient to impede the parties to the transaction agreement from performing their obligations thereunder and to affect the validity or legality of or impede the performance of, the transaction agreement; and

(k)

“Before/prior to”, “after”, “above”, “below”, “within” or similar expressions referred to herein shall include the number per se; and “less than”, “other than” and “more than” referred to herein shall exclude the number per se.

2	Purpose of Transaction
2.1

For the Investor, the purpose of the Transaction is to realize its direct or indirect holding of all equity interest of the Target Company, legal obtaining of the shareholder’s rights and interests incidental to the Target Equity in the capacity of shareholder, and holding of the equity interest in the Group Companies through the Target Company by acquiring the Target Equity; specifically, the Investor and/or its designated entity will (i) accept the transfer of part of the equity in the Target Company directly held by the Holding Platforms, free of freezing, seizure, pledge or other encumbrance, for consideration in cash in the PRC, and (ii) after the Company Party completes the restructuring as agreed herein, acquire all equity interest, free of freezing, seizure, pledge or other encumbrance, of the overseas entity (i.e. Cayman Co 2) which holds equity in the Target Company, for consideration in cash (in case of capital increase) and in share (in case of acceptance of the transfer of shares) outside the PRC, pursuant to the terms and conditions hereof.

2.2

For the Company Party, the purpose of the Transaction is to obtain the cash or share-based consideration for the equity transfer after the Investor and/or its designated entity has acquired all the Target Equity; specifically, the Company Party will (i) transfer part of the Target Equity directly held by the Holding Platforms to the Investor and/or its designated entity, and (ii) procure the overseas entity (i.e. Cayman Co 2) restructured by the Company Party in the manner agreed by the Parties herein outside the PRC to issue additional shares and transfer equity interest in Cayman Co 2 (as defined below) to the Investor and/or its designated entity, pursuant to the terms and conditions hereof.

3	Transaction Arrangement
3.1	Post-signing Matters of Company Party
3.1.1

Within ten (10) business days upon signing of the Original Framework Agreement, the Company Party shall complete the following matters (hereinafter referred to as the “Post-signing Matters of Company Party”) and deliver the corresponding supporting documents to the Investor:

(1)

The shareholder's meeting and the board of directors (or the sole executive director) of the Target Company and the Subsidiaries adopt resolution or decision approving the execution of this Agreement and the consummation of the Transaction;

(2)

Except as disclosed to the Investor in the Schedule VII attached hereto and this Agreement, the Target Company and the Holding Platforms shall fully grant the incentive corresponding to *% shares in the Target Company which Target Company has promised to grant, to employees eligible for the incentive, and there is no promised but outstanding employee incentive arrangement of the Target Company, be it bonus or equity incentive; and

(3)

The Company Party confirms in writing to the Investor that the partners stated in Schedule I-A attached hereto are all the persons of the Group Companies who have obtained incentive equity from the Company as of the date of the Original Framework Agreement.

3.2	Internal Equity Restructuring and Anti-monopoly Declaration by Target Company
3.2.1

The Target Company has completed the following equity restructuring as of the date of the Original Framework Agreement (hereinafter referred to as the “Internal Equity Restructuring”): (1) the Actual Controller shall have transferred the registered capital of the Target Company of RMB******* held by him (corresponding to *% equity in the Target Company prior to the date of the Original Framework Agreement) to Sheng-U Investment, one of the Holding Platforms at the price of RMB1; (2) Shengdu Investment shall have transferred the registered capital of the Target Company of RMB******** held by it (corresponding to **% equity in the Target Company prior to the date of the Original Framework Agreement) to Sheng-U Investment, one of the Holding Platforms at the price of RMB1, and the Target Company has completed the change formalities with the competent administration for market regulation and the taxation authority for the transfer set forth in Items (1) and (2) above. Upon completion of the said Internal Equity Restructuring and other equity adjustment relating to the Holding Platforms, the shareholding structure of the Target Company will be as shown in the table below.

No.	Shareholder	Subscribed Registered Capital (RMB'0,000)	Paid-in Registered Capital (RMB'0,000)	Shareholding Percentage
1.	Shengjia Investment	1,550	1,550	31.00%
2.	Shengyou Investment	175	175	3.50%
3.	Shengzhuang Investment	53	53	1.06%
4.	Shengyi Investment	250	250	5.00%
5.	Shengcai Investment	250	67.5	5.00%
6.	Sheng-U Investment	2,722	1,222	54.44%
	Total	5,000	3,317.5	100.00%

3.2.2

The Company Party agrees and undertakes that, upon completion of the Internal Equity Restructuring of the Target Company, the Company Party shall submit a tax return and pay corresponding tax (including, without limitation, the individual income tax that shall be withheld and paid by the Holding Platforms on behalf of the Actual Controller) to the competent taxation authority with respect to the Internal Equity Restructuring of the Target Company based on the income from this equity transfer assessed by the competent taxation authority according to the net assets of the Target Company, and the Company Party shall submit to the Investor the photocopy of the certificate of tax payment relating to the transfer of his *% equity in the Target Company by the Actual Controller, as soon as possible prior to the First Closing Date. Where the Actual Controller or Shengdu Investment and its shareholders do not have sufficient funds to pay relevant taxes involved in such Internal Equity Restructuring of the Target Company, then the Actual Controller and/or Shengdu Investment may require the Target Company to provide the former with loans equivalent to the amount of such taxes and enter into corresponding loan agreement(s), provided that the Actual Controller and Shengdu Investment shall undertake to repay such loans to the Target

Company within ten (10) business days upon the Investor’s payment of corresponding Domestic Transfer Consideration at the First Closing. To the extent that Shengdu Investment fails to repay such loans per the agreed undertaking above, the Actual Controller shall be jointly and severally liable for such loans.

3.2.3

Upon execution of the Original Framework Agreement, the Investor shall file a declaration of concentration of business operators with the competent governmental authority with respect to the Transaction (hereinafter referred to as the “Anti-monopoly Declaration”), the Company Party shall provide necessary support for the Anti-monopoly Declaration, including but not limited to provision of information and materials relating to the Company Party required by the competent governmental authorities and signing necessary documents.

3.3	Building Overseas Structure by Company Party
3.3.1

Upon execution of the Original Framework Agreement, the Company Party shall immediately carry out overseas restructuring (hereinafter referred to as the “Overseas Restructuring”) per the following steps, which shall be conducted concurrently with the Internal Equity Restructuring of the Target Company and the Domestic Acquisition of Target Equity. The Company Party shall provide the Investor with incorporation documents (including, without limitation, certificate of incorporation, business registration certificate (if applicable), business license (if applicable), articles of association, register of shareholders, register of directors, etc.) of the following relevant entities, upon their incorporation:

(1)

A new domestic company to be incorporated by the Actual Controller and relevant Holding Platforms in Beijing as the domestic equity company for the purpose of the Circular 37 initial foreign exchange registration for the Actual Controller and other partners of the Holding Platforms other than the Exiting Partners (i.e. ** employees set forth in the Schedule III, collectively the “Core Employees”);

(2)

A holding company to be incorporated by the Actual Controller in the British Virgin Islands (hereinafter referred to as the “Actual Controller’s BVI Co”), and the Core Employees incorporate several holding companies in the British Virgin Islands (hereinafter referred to as the “Core Employees’ BVI Cos”, together with the Actual Controller’s BVI Co, collectively the “BVI Co”);

(3)

A holding company to be incorporated jointly by the Actual Controller’s BVI Co and the Core Employees’ BVI Cos in the Cayman Islands (i.e. the “Cayman Co 1”), in which the relative shareholding percentage of the Actual Controller and the

Core Employees (after deducting the shareholding percentage in the Cayman Co 1 held by the foreign shareholder (if any) set forth in Article 3.3.3 hereof) shall be same as their relative shareholding percentage in the Target Company. At the initial incorporation, the indirect shareholding percentage of the Actual Controller and the Core Employees in the Cayman Co 2 shall be as shown in Schedule III attached hereto;

(4)	A 100% wholly-owned holding company to be incorporated by the Cayman Co 1 in the Cayman Islands (i.e. the “Cayman Co 2”), as the target company for the subsequent overseas tranche of the Transaction;
(5)	A 100% wholly-owned holding company to be incorporated by the Cayman Co 2 in Hong Kong (i.e. the “HK Co”); and
(6)

A wholly foreign owned enterprise (i.e. the “WFOE”) to be incorporated by the HK Co, after the Actual Controller and the Core Employees legally complete the Circular 37 initial foreign exchange registration, in an appropriate place acceptable to the Parties other than Hangzhou, with its foreign exchange registration (including identifying the WFOE as a round-trip investment enterprise) and the opening of capital account as well as other related matters completed.

3.3.2

Prior to the incorporation of the WFOE, the Actual Controller and Core Employees shall, and the Company Party shall procure the Core Employees to apply for and complete the individual foreign exchange registration provided in the Circular 37 with respect to their shareholding in the Cayman Co 1 through the BVI Co and the round-trip investment, and provide the Investor with the Registration Form for Foreign Exchange for Overseas Investments by Individual Domestic Residents and the business registration certificates issued to them by the bank(s) as evidence of the completion of the Circular 37 foreign exchange registration by the Actual Controller and the Core Employees according to the laws.

3.3.3[redacted]

3.3.4	Upon completion of the Overseas Restructuring under this Article 3.3, the structure of the Group Companies will be as shown in Schedule IV attached hereto.
3.4	Acquisition of 6% Equity in Target Company by Investor
3.4.1	Upon completion of domestic equity restructuring and within ten (10) business days after the date on which (i) the competent anti-monopoly governmental authority has approved the Anti-monopoly Declaration for the Transaction unconditionally (instead of with restrictive conditions) or (ii) the competent governmental authority has approved the same with restrictive conditions and such conditions have been satisfied and the Transaction Parties unanimously agree in writing to proceed the Transaction, Shengjia Investment, Shengyou Investment, Shengzhuang Investment and Shengcai Investment shall enter into with the Investor and/or its designated entity, an Equity Transfer Agreement (hereinafter referred to as the “Equity Transfer Agreement (I)”) unanimously acceptable to the Parties and containing main terms and conditions substantially consistent with relevant content agreed herein, whereby Shengjia Investment, Shengyou Investment, Shengzhuang Investment and Shengcai Investment shall jointly transfer to the Investor and/or its designated entity the registered capital of the Target Company of RMB3,000,000 (corresponding to 6% of the then equity in the Target Company) (hereinafter referred to as the “Domestic Target Equity”) at a total consideration of RMB120,000,000 (hereinafter referred to as the “Domestic Transfer Consideration”) on basis of a valuation of the Target Company of RMB2,000,000,000, according to the specific transfer arrangement (hereinafter referred to as the “Domestic Acquisition of Target Equity”) as follows:

No.	Transferor (Holding Platform)	Registered Capital Proposed to Transfer (RMB'0,000)	Percentage of Equity Proposed to Transfer	Domestic Transfer Consideration (RMB'0,000)
1.	Shengjia Investment	101.350	2.0270%	4,054.00
2.	Shengyou Investment	11.630	0.2326%	465.20
3.	Shengzhuang Investment	7.940	0.1588%	317.60
4.	Sheng-U Investment	179.080	3.5816%	7,163.20
	Total	300	6.00%	12,000

If the Investor pays the Domestic Transfer Consideration in foreign currency, the exchange rate for translation shall be the central parity rate of RMB against such foreign currency announced by the People’s Bank of China, on the day when the Domestic Transfer Consideration is paid, or if such day is not a business day, on the business day immediately prior to such day of payment. Upon completion of the Domestic Acquisition of Target Equity, the Target Company will become a Sino-foreign joint venture, with such shareholding structure shown in the table below.

No.	Shareholder	Subscribed Registered Capital (RMB'0,000)	Paid-in Registered Capital (RMB'0,000)	Shareholding Percentage
1.	Shengjia Investment	1,448.65	1448.65	28.9730%
2.	Shengyou Investment	163.37	163.37	3.2674%
3.	Shengzhuang Investment	45.06	45.06	0.9012%
4.	Shengyi Investment	250.00	250.00	5.0000%
5.	Shengcai Investment	250.00	67.50	5.0000%
6.	Sheng-U Investment	2542.92	1042.92	50.8584%
7.	Investor	300.000	300.000	6.0000%
	Total	5,000	3,317.500	100.00%

3.4.2

In order to complete the transaction of Domestic Acquisition of Target Equity, the Investor and the Company Party shall also enter into a Shareholders Agreement (hereinafter referred to as the “Shareholders Agreement” or “SHA”) unanimously acceptable to the Parties and containing main terms and conditions substantially consistent with relevant content agreed herein, articles of association of the Target Company and/or other documents required for the consummation of such transaction (all such documents and the Equity Transfer Agreement (I) are collectively referred to as the “Documents on Domestic Acquisition of Target Equity”), provide other materials required for change of the registration filing with the administration for industry and commerce (“AIC”) / competent taxation authority, and complete the corresponding AIC and taxation change formalities for the Target Company, before the First Closing Date in accordance with this Agreement and the Equity Transfer Agreement (I). The Parties agree and acknowledge that, the Domestic Target Equity acquired by the Investor in the Domestic Acquisition of Target Equity shall have the preferential rights agreed in Article 5 hereof, which shall then be agreed by the Parties in the formal Shareholders Agreement and the articles of association (to the extent acceptable by the competent administration for market regulation) to reflect such preferential rights of the Investor.

3.4.3

Within thirty-five (35) business days or other reasonable period as the Investor and the Target Company may then agree otherwise, from the date of satisfaction of all or the Investor’s written waiver of the conditions precedent agreed in Article 3.4.4 below, the Investor shall pay the Domestic Transfer Consideration in full to the assets liquidation accounts designated by the Holding Platforms in writing in advance. The Investor’s payment of the first tranche of the Domestic Transfer Consideration shall be referred to as the “First Closing” and the date of such payment shall be referred to as the “First Closing Date”.

3.4.4

The Investor’s completion of the Domestic Acquisition of Target Equity and payment of the Domestic Transfer Consideration shall be conditional upon the satisfaction of all or the Investor’s written waiver of the following conditions precedent (and for the avoidance of doubt, matters waived by the Investor shall automatically become undertakings and obligations to be completed by the Company Party after this step and conditions precedent to the Second Closing):

(1)	The Documents on Domestic Acquisition of Target Equity have been duly signed by the relevant parties and have come into effect;
(2)

The form and content of the Cayman Co 2 SSA, the Cayman Co 2 SHA, the Cayman Co 2 AOA, the Equity Transfer Agreement (II), and the Cayman Co 2 STA as set forth in Articles 3.5 to 3.6 below have been finalized and confirmed by the Parties;

(3)

The Investor has completed supplementary due diligence against the Group Companies (including, without limitation, legal, business, financial and technical due diligence, hereinafter referred to as “First Supplementary DD”), and the results of the First Supplementary DD are to the satisfaction of the Investor, and the Investor shall complete such First Supplementary DD and inform the Company Party whether it satisfies with the results of such supplementary due diligence no later than three (3) months upon completion of the domestic equity restructuring;

(4)

The Target Company has adopted relevant resolution of shareholders’ meeting and decision of executive director approving: (1) to sign the Documents on Domestic Acquisition of Target Equity, and consent and approve the Domestic Acquisition of Target Equity; and (2) that the Target Company will have a board of directors, with one member appointed by the Investor;

(5)

Partners of the Holding Platforms that hold equity in the Target Company have approved in writing the Documents on Domestic Acquisition of Target Equity and agreed and approved to implement the Domestic Acquisition of Target Equity;

(6)	All then shareholders of the Target Company have waived their right of first refusal towards the transfer of Domestic Target Equity, and the Target Company has

obtained necessary approvals for the Transaction from third parties or governmental authorities;

(7)

The Internal Equity Restructuring of the Target Company has been completed according to the plan agreed in Article 3.2 above, and the corresponding AIC and taxation change registrations have been completed, and the Actual Controller has provided relevant certificate of tax payment to the Investor in accordance with Article 3.2.2;

(8)

The competent anti-monopoly governmental authority has approved the Anti-monopoly Declaration for the Transaction unconditionally (instead of with restrictive conditions) or the competent governmental authority has approved the same with restrictive conditions and such conditions have been satisfied and the Transaction Parties unanimously agree in writing to proceed the Transaction;

(9)

The Company Party has provided the Investor with the Consent and Confirmation in the form and content as set forth in Appendix II attached hereto signed by each of the Exiting Partners (as defined below), whereby (a) such Exiting Partner is the only owner of the equity in the Target Company indirectly held by him through the corresponding Holding Platform, free of nominal holding, equity pledge or third party right and interest, and there is no dispute or controversy with respect to such equity between such Exiting Partner and any third party; (b) such Exiting Partner agrees and acknowledges to participate in the domestic equity transfer and acquisition transaction voluntarily, and confirms that the consideration to be received by him is the fair and sole consideration for the indirect transfer of the equity in the Target Company and he will not claim any additional consideration against the Investor, the Group Companies or the Holding Platforms; (c) such Exiting Partner undertakes to cooperate with the performance of the legal and taxation procedures relating to the exit from the corresponding Holding Platform; and (d) if the Holding Platform transfers the agreed by the Transaction Parties consideration payable to his designated bank account, it shall be deemed that: (1) such Exiting Partner has received the consideration payable to him net of the taxes that shall be withheld and paid by the relevant Holding Platform on his behalf according to the laws, and confirms such consideration is fair and not disputed; (2) all agreements between such Exiting Partner and the Holding Platform, the Target Company and/or other relevant parties with respect to his units in the Holding

Platform and equity in the Target Company (including, without limitation, the Equity Incentive Agreement, and the Supplementary Agreement to ESOP Partnership Agreement) have terminated, and cease to have any legal binding effect on him; and (3) such Exiting Partner has no equity dispute with any Group Company, nor will claim any equity in the Group Companies;

(10)

The Target Company has completed the AIC change registration and filing for the Domestic Acquisition of Target Equity and the reshuffle of board of directors of the Target Company, and the transferring Holding Platforms have opened assets liquidation accounts pursuant to the foreign exchange administration regulations, and provided the account information to the Investor in writing;

(11)

The Investor and the Group Companies have entered into the Business Cooperation Agreement (hereinafter referred to as the “Business Cooperation Agreement”) with respect to the proposed business cooperation, which sets forth the arrangement acceptable to the Transaction Parties with respect to the mode of cooperation, bearing of costs between and other rights and obligations of the Parties, and the Investor has completed the investigation and survey of the “Zhuang Qi Tong (装企通)” system developed by Baozi Technology, a subsidiary of the Target Company. (The Investor will dispatch relevant teams to Baozi Technology for investigation and survey upon execution of this Agreement. Subject to the cooperation with the Investor’s investigation and survey by the Group Companies, the investigation and survey shall be completed within twenty (20) business days from the date when relevant teams of the Investor are dispatched to Baozi Technology for investigation and survey);

(12)

The Investor has appointed one (1) director, one (1) financial director, one (1) system owner and one (1) HR director to the Target Company, all of which have been approved by the resolution of the shareholders’ meeting or board of director (or executive director) of the Target Company, provided that the effectiveness of the appointment of such persons shall be no earlier than the date when (i) the competent anti-monopoly governmental authority has approved the Anti-monopoly Declaration for the Transaction unconditionally (instead of with restrictive conditions) or (ii) the competent governmental authority has approved the same with restrictive conditions and such conditions have been satisfied and the Transaction Parties unanimously agree in writing to proceed the Transaction;

(13)

Subject to the results of the First Supplementary DD, the Company Party has made representations and warranties with respect to the legal and valid existence, material operation and other matters of the Group Companies under the Documents on Domestic Acquisition of Target Equity, the content of which is substantially consistent with Schedule VI attached hereto, and such representations and warranties are authentic, valid and complete;

(14)

As of the First Closing Date, there is no event, fact, condition, change or other circumstance which has or could be reasonably expected to have Material Adverse Effect on the business, equity, assets, financial condition, liabilities, operating results, general operation status, technologies, prospect and normal operation of the Group Companies, including, without limitation, any matter stated in Article 4 hereof which cannot be carried out by the Group Companies without joint prior written consent of the Investor and the Actual Controller;

(15)

As of the First Closing Date, the Company Party has not breached any agreement relating to the Transaction entered into before the First Closing Date (including, without limitation, this Agreement and the Documents on Domestic Acquisition of Target Equity), and has fulfilled the undertakings and obligations to be completed prior to the First Closing Date;

(16)	The Group Companies have no major safety accident or material customer complaint which will have Material Adverse Effect, before the First Closing Date;
(17)

The Actual Controller has entered into a Concerted Action Agreement in the form and content acceptable to the Investor, with all direct shareholders of the Target Company upon the completion of internal restructuring;

(18)	The Company Party has completed all Post-signing Matters of Company Party stated in Article 3.1.1, and has delivered to the Investor the corresponding supporting documents or written confirmation;
(19)

The Company Party has issued a closing certificate to the Investor that the conditions precedent to the Domestic Acquisition of Target Equity which shall be completed or confirmed by the Company Party have all been satisfied (except those waived by the Investor in writing); and

(20)

Other customary closing conditions agreed by the Parties in the Documents on Domestic Acquisition of Target Equity and the closing conditions arising from the results of the First Supplementary DD and confirmed by the Parties, if any.

For the avoidance of doubt, the Company Party may not fulfill the condition precedent set forth in Item (10), until the satisfaction or the Investor’s written waiver of the conditions precedent which require the Investor to take the lead in, cooperate with or independently fulfill in the first place or in a timely manner (including Items (1), (2), (3), (8), (11) and (12) above).

3.4.5

In the Domestic Acquisition of Target Equity, partners at the level of the Holding Platforms as stated in Schedule I-B attached hereto (hereinafter referred to as the “Exiting Partners”) will cease to hold any equity in the Target Company indirectly through the Holding Platforms. Upon receipt of the domestic transfer price paid by the Investor, the Company Party shall procure the relevant Holding Platforms to pay to such Exiting Partners the transfer price corresponding to the equity in the Target Company held by the Exiting Partners net of the taxes that shall be withheld and paid according to the laws (hereinafter referred to as the “Transfer Consideration of Exiting Partners”), and complete the AIC change formalities for the exit of such Exiting Partners from the Holding Platforms.

3.4.6

Within three (3) business days from the date when the First Closing takes place, the Company Party shall hand over the R&D team of and the “Zhuang Qi Tong (装企通)” system developed by Zhejiang Baozi Technology Co., Ltd. (浙江刨子科技有限公司), a subsidiary of the Target Company, to the Investor, and from the date when the First Closing takes place, Shengdu Home Decoration Co., Ltd. and Zhejiang Baozi Technology Co., Ltd. shall grant to the Investor and its affiliates, a royalty-free license of all of their intellectual property rights in connection with the said “Zhuang Qi Tong” for a term up to the Third Closing Date, whereby, the Investor may use, copy, modify, create derivatives of, distribute, display, operate and transmit the “Zhuang Qi Tong” software involved by such rights, and copy, modify, edit, add, delete or create derivatives of the source codes of such software.

If this Agreement is terminated before the Third Closing Date, then from and after the date of termination of this Agreement, as long as the Investor holds any equity in the Target Company, if the Investor needs to use, modify or sublicense the “Zhuang Qi Tong” software, the Investor shall pay to the Target Company relevant reasonable fee, which shall be determined in a separate agreement by the Company Party and the Investor upon negotiation. If, prior to the date of termination of this Agreement, the Investor inputs resources

(including, without limitation, technical resources, human resources) in any way to improve and develop the “Zhuang Qi Tong” software, then the intellectual property rights generated from the improved and developed part shall be owned by the Investor if such improvement or development is made by the Investor alone, or be jointly owned by the Investor and the Target Company if such improvement or development is made by them jointly. Subject to the foregoing provisions of this Article, the Company Party hereby agrees not to claim any right in and to the intellectual property rights relating to the “Zhuang Qi Tong” software against the Investor and its affiliates, and their respective customers.

3.5	Overseas Capital Increase to Cayman Co 2 by Investor and Acquisition of 94% Equity in Target Company by WFOE
3.5.1

After completion of the Overseas Restructuring and upon expiry of one month after the First Closing Date or other period as the Parties may agree otherwise, the Investor and/or its designated entity shall enter into a Share Subscription Agreement (hereinafter referred to as the “Cayman Co 2 SSA”) unanimously acceptable to the Parties and containing main terms and conditions substantially consistent with relevant content agreed herein, with the Actual Controller, the BVI Cos, Cayman Co 1, Cayman Co 2 and other relevant parties, whereby the Investor and/or its designated entity shall subscribe a certain amount of preferred shares newly issued by the Cayman Co 2 (hereinafter referred to as the “Subscription Shares”), so as to obtain 45.74% equity in the Cayman Co 2 (on a fully diluted basis). Subject to provisions of Article 3.5.9 on valuation and consideration adjustment, the consideration for the Investor to subscribe for such preferred shares (hereinafter referred to as the “Subscription Amount”) shall be RMB2,820,000,000.

If the payment of such Subscription Amount involves any exchange rate of RMB against a foreign currency, such exchange rate shall be the central parity rate of RMB against such foreign currency announced by the People’s Bank of China, on the day when the Subscription Amount is paid, or if such day is not a business day, on the business day immediately prior to such day of payment. After the Investor completes the said capital increase to the Cayman Co 2, the shareholding structure of the Cayman Co 2 will be as shown in the table below:

No.	Shareholder	Type of Share	Shareholding Percentage
1.	Cayman Co 1	Common shares	54.26%
2.	Investor	Preferred shares	45.74%
	Total		100.00%

In order to consummate the transaction of capital increase to the Cayman Co 2 by the Investor, the Investor and the Actual Controller, the Cayman Co 1, the Cayman Co 2 and other relevant parties shall also enter into a Shareholders Agreement (hereinafter referred to as the “Cayman Co 2 SHA”) unanimously acceptable to the Parties and containing main terms and conditions substantially consistent with relevant content agreed herein, the articles of association of Cayman Co 2 (hereinafter referred to as the “Cayman Co 2 AOA”) and/or other documents required for the consummation of such transaction (all such documents and the Cayman Co 2 SSA are collectively referred to as the “Capital Increase Documents of Cayman Co 2”), and complete the formalities for issuance of shares to the Investor, in accordance with this Agreement and the Cayman Co 2 SSA. The Parties agree and acknowledge that, the preferred shares of the Cayman Co 2 subscribed for by the Investor shall have the preferential rights agreed in Article 5 hereof, which shall then be agreed by the Parties in the formal Cayman Co 2 SHA and/or the Cayman Co 2 AOA, to reflect such preferential rights of the Investor.

3.5.2

Concurrently with the execution of the Cayman Co 2 SSA, the WFOE shall enter into an Equity Transfer Agreement acceptable to the Parties (hereinafter referred to as the “Equity Transfer Agreement (II)”) with the Target Company and the Holding Platforms, whereby the WFOE will acquire the registered capital of the Target Company of RMB47,000,000 (corresponding to 94% equity in the Target Company) jointly held by the Holding Platforms, for a consideration of RMB1,880,000,000. After the WFOE completes the acquisition of the 94% equity in the Target Company, the shareholding structure of the Target Company will be as shown in the table below:

No.	Shareholder	Subscribed Registered Capital (RMB'0,000)	Paid-in Registered Capital (RMB'0,000)	Shareholding Percentage
1.	WFOE	4,700	3,192.05	94.00%
2.	Investor	300	125.45	6.00%
	Total	5,000	3,317.5	100.00%

In order to consummate the acquisition of 94% equity in the Target Company by the WFOE, the WFOE shall enter into a Deed of Accession to Shareholders Agreement to become a party to the Shareholders Agreement, and acknowledge all rights of the Investor under the Shareholders Agreement, and relevant parties shall update and enter into the articles of association of the Target Company and/or other documents necessary for the completion of such transaction (all such documents and the Equity Transfer Agreement (II) are collectively referred to as the “Documents on WFOE’s Acquisition of Equity in Target Company”), and complete the corresponding AIC change formalities.

3.5.3

The Parties confirm that, within thirty-five (35) business days upon the satisfaction or the Investor's written waiver of the conditions precedent agreed in Article 3.5.4, the Investor shall pay the Subscription Amount in full to the bank account designated by the Cayman Co 2 in writing in advance, one of the authorized signatories of which shall be designated by the Investor. The Investor’s payment of the Subscription Amount in full shall be referred to as the “Second Closing” and the date of such payment shall be referred to as the “Second Closing Date”. Notwithstanding anything to the contrary herein, the Second Closing shall not occur earlier than September 30, 2021.

3.5.4

The Investor’s payment of the Subscription Amount in full to the Cayman Co 2 shall be conditional upon the satisfaction of all or the Investor’s written waiver of the following conditions precedent (and for the avoidance of doubt, matters waived by the Investor shall automatically become undertakings and obligations to be completed by the Company Party after this step and conditions precedent to the Investor's payment of the Subscription Amount Difference (as defined below) to Cayman Co 2):

(1)	The Capital Increase Documents of Cayman Co 2 have been duly signed by the relevant parties and have come into effect;
(2)	The Documents on WFOE’s Acquisition of Equity in Target Company have been signed by the relevant parties and have come into effect;
(3)

The Overseas Restructuring of the Company Party has been completed according to the plan agreed in Article 3.3 above, and the Company Party shall provide documents relating to the Overseas Restructuring to the Investor in accordance with Article 3.3 (including, without limitation, incorporation documents of all new companies, Circular 37 foreign exchange registration documents of the Actual Controller and the Core Employees, FDI foreign exchange business registration certificate of the WFOE);

(4)

The shareholder (or shareholders’ meeting) and directors of the Cayman Co 1, the Cayman Co 2 and the HK Co have adopted resolutions to approve and consent to the execution of the Capital Increase Documents of Cayman Co 2, and to approve the transactions under such documents (including, without limitation, issuance of shares to the Investor by the Cayman Co 2, and appointment of the director nominated by the Investor);

(5)

The shareholder and directors of the WFOE have adopted resolutions to approve and consent to the execution of the Capital Increase Documents of Cayman Co 2 and the Documents on WFOE’s Acquisition of Equity in Target Company, and to approve the transactions under such documents (including, without limitation, acquisition of 94% equity in the Target Company by the WFOE, and appointment of the directors nominated by the Investor);

(6)

The shareholders’ meeting and the board of directors of the Target Company have adopted resolutions to approve the execution of the Documents on WFOE’s Acquisition of Equity in Target Company, and to approve the transactions under such documents;

(7)

All then shareholders of the Cayman Co 2 have waived their right of first refusal towards the proposed Subscription Shares of the Investor, and all then shareholders of the Target Company shall have waived the right of first refusal towards the 94% equity in the Target Company proposed to acquire by the WFOE;

(8)

The board of directors of the Cayman Co 2 and the HK Co shall each consist of two (2) directors, one (1) of which shall be nominated by the Investor and appointed as director of the Cayman Co 2 and the HK Co (however, such appointment shall take effect from the Second Closing Date);

(9)

The board of directors of the WFOE shall consist of four (4) directors, two (2) of which shall be nominated by the Investor and appointed as director of the WFOE (however, such appointment shall take effect from the Second Closing Date);

(10)	The Target Company has updated the register of shareholders to show that the WFOE has become a shareholder holding 94% equity in the Target Company;
(11)

The Investor has completed the second supplementary due diligence against the Group Companies based on the First Supplementary DD (which shall, in addition to the necessary legal, business, financial and technical due diligence, focus on the post-period audit of the Group Companies after the First Closing Date, and such audit shall reflect the cumulative revenue of the Group Companies in the first two quarters of 2021, hereinafter referred to as the “Second Supplementary DD”), and the results of the Second Supplementary DD are to the satisfaction of the Investor. The Investor shall complete such Second Supplementary DD and inform the Company Party whether it satisfies with the results of such supplementary due diligence no later than one (1) month after the date of satisfaction of other conditions precedent (other than Item (20)) agreed in this Article 3.5.4;

(12)

The audited cumulative revenue (and for the avoidance of doubt, when calculating such revenue, the revenue corresponding to transactions between the Group Companies and their affiliates shall be excluded) of the Group Companies in the first two quarters of 2021 shall have increased by above **% (inclusive) than that in the first two quarters of 2020 (i.e. year-on-year growth), which shall be conducted in compliance with the PRC GAAP. The Investor has completed audit over the revenue of the Group Companies in the first two quarters of 2021 and issued a formal auditor's report no later than October 31, 2021 (provided that, the Company Party shall provide the management statements of the Group Companies for the first two quarters of 2021 to the Investor no later than July 20, 2021);

(13)

The Company Party shall have made representations and warranties under the Capital Increase Documents of Cayman Co 2 and the Documents on WFOE’s Acquisition of Equity in Target Company substantially consistent with those under the Documents on Domestic Acquisition of Target Equity, and such representations and warranties are authentic, valid and complete;

(14)

As of the Second Closing Date, there is no event, fact, condition, change or other circumstance which has or could be reasonably expected to have Material Adverse Effect on the business, equity, assets, financial condition, liabilities, operating results, general operation status, technologies, prospect and normal operation of the Group Companies (including, without limitation, any matter stated in Article 4 hereof which cannot be carried out by the Group Companies without prior written consent of the Investor);

(15)

As of the Second Closing Date, the Company Party has not breached any agreement relating to the Transaction entered into before the Second Closing Date (including, without limitation, this Agreement, the Documents on Domestic Acquisition of Target Equity, the Capital Increase Documents of Cayman Co 2, and the Documents on WFOE’s Acquisition of Equity in Target Company), and has fulfilled the undertakings and obligations to be completed prior to the Second Closing Date;

(16)	The Cayman Co 2, the Cayman Co 1, the Actual Controller and his BVI Co, and the Group Companies have issued a closing certificate to the Investor that the conditions precedent to the Investor's capital increase to Cayman Co 2 which shall be completed or confirmed by the Company Party have all been satisfied (except those waived by the Investor in writing);

(17)

The bank account which the Cayman Co 2 uses to receive the subscription price, the bank account of the HK Co (hereinafter referred to as the “HK Co Escrow Account”) and the capital account of the WFOE (hereinafter referred to as the “WFOE Escrow Account”) have each added one (1) authorized signatory appointed by the Investor;

(18)	The Company Party has completed the AIC registration change for the acquisition of 94% equity in the Target Company by the WFOE;
(19)

The Control Agreements (as defined below) have been confirmed by the Parties and finalized, and the Investor has confirmed the final version of the register of shareholders, the register of directors and the share certificate set out in Article 3.5.7; and

(20)

Other customary closing conditions agreed by the Parties in the Capital Increase Documents of Cayman Co 2 and the closing conditions arising from the results of the Second Supplementary DD and confirmed by the Transaction Parties, if any.

For the avoidance of doubt, the Company Party may not fulfill the condition precedent set forth in Item (18), until the satisfaction or the Investor’s written waiver of the conditions precedent which require the Investor to take the lead in, cooperate with or independently fulfill in the first place or in a timely manner (including Items (1), (2), (6), (7), (8), (9), (11), (12), (17) and (19)).

3.5.5

Upon receipt of the Subscription Amount by the Cayman Co 2, the parties to the transaction shall cooperate with the Cayman Co 2 in the payment of the portion equivalent to RMB1,880,000,000 therein to the HK Co Escrow Account within three (3) business days or other reasonable time, and the HK Co shall remit such payment to the WFOE Escrow Account within further three (3) business days or other reasonable time, and the WFOE shall, within another three (3) business days or other reasonable time upon receipt of such payment, pay the corresponding amount to the bank accounts previously designated by the Holding Platforms in writing as agreed in the Equity Transfer Agreement (II), which, in each case, shall be cooperated by the authorized signatories of such Escrow Accounts of the parties to transaction in a timely manner. The Company Party shall provide the Investor with a plan pursuant to which the Holding Platforms distribute the Subscription Amount to the Core Employees, and undertake to distribute such amounts to the Actual Controller and Core Employees. Taxes arising from the flow of funds above (including, without limitation, tax burden and bank charges) shall be borne by the Actual Controller, the Core Employees and the Holding Platforms, and the Holding Platforms or the Core Employees shall submit tax return for and pay such taxes respectively according to laws.

3.5.6

Upon receipt of the Subscription Amount by the Cayman Co 2, the parties to transaction shall cooperate with the Cayman Co 2 to adopt a resolution of shareholders’ meeting within three (3) business days or reasonable time, approving that the Cayman Co 2 pay special dividends to the Cayman Co 1 only, in an amount equivalent to the full Subscription Amount net of the portion equivalent to RMB1,880,000,000, that is, RMB940,000,000 (hereinafter referred to as the “Special Dividend Payment (I)”). Cayman Co 2 shall pay an amount equivalent to such Special Dividend Payment (I) to an overseas bank account opened by the Cayman Co 1, within three (3) business days or reasonable time upon its receipt of the full Subscription Amount, and the authorized signatories of such Escrow Accounts of the parties to transaction shall cooperate to make such payment in a timely manner. Cayman Co 1 shall undertake to make distribution to the Actual Controller and the Core Employees level by level after receipt of such Special Dividend Payment (I), net of the taxes that shall be withheld and paid according to the laws. The Company Party shall provide the Investor with a plan pursuant to which the Cayman Co 1 and the BVI Cos distribute the Subscription Amount to the Core Employees, and undertake to distribute such amounts to the Actual Controller and the Core Employees. Taxes arising from the flow of funds above (including, without limitation, tax burden and bank charges) shall be borne by the Actual Controller, the Core Employees and the BVI Cos.

3.5.7	Cayman Co 2 shall, and the Company Party shall procure the Cayman Co 2 to submit the following documents to the Investor on the Second Closing Date:
(1)

The updated register of shareholders and the register of directors of the Cayman Co 2 and the share certificate issued to the Investor by the Cayman Co 2, showing that the Investor has become a shareholder of 45.74% preferred shares (on a fully diluted basis) of the Cayman Co 2, and the board of directors of the Cayman Co 2 has been reshuffled in accordance with Article 3.5.4 (8), and the person nominated by the Investor has become director of the Cayman Co 2 (provided that the Company Party has provided, before the Second Closing Date, the final version of such documents to the Investor for review and confirmation);

(2)

The updated register of directors of HK Co, showing that the board of directors of HK Co has been reshuffled in accordance with Article 3.5.4 (8), and the persons nominated by the Investor have become director of HK Co (provided that the Company Party has provided, before the Second Closing Date, the final version of such documents to the Investor for review and confirmation); and

(3)

With respect to the 43% equity in the Target Company held by the WFOE, the Equity Pledge Agreement and the Voting Rights Proxy among the WFOE, the Investor or its designated party and the Target Company as acceptable to the Parties and with effect from the Second Closing Date (such documents are collectively referred to as the “Control Agreements”), whereby the WFOE shall pledge 43% equity in the Target Company held by it to the Investor and entrust the Investor to exercise the voting rights of such equity, so as to ensure the Investor to exercise control over the 49% equity in the Target Company and to guarantee the subsequent transactions of the Transaction.

3.5.8

The Investor shall provide the Company Party with evidence showing that the Investor and/or its designated entity has issued an irrevocable debit note to the bank instructing the latter to pay the full Subscription Amount to the escrow account set forth in Article 3.5.3 on the Second Closing Date.

3.5.9

Notwithstanding the provisions of Article 3.5.1, if under the PRC GAAP, the revenue of the Group Companies in 2021 shall increase by above **% (inclusive) than that in 2020 (i.e. year-on-year growth) (and for the avoidance of doubt, when calculating such revenue, the revenue corresponding to transactions between the Group Companies and their affiliates shall be excluded), and the Group Companies have realized profit (excluding the effect of share-based payment on the operating profit in compliance with the PRC GAAP), then the Parties agree to adjust the valuation and acquisition consideration applicable to the transaction of overseas capital increase to the Cayman Co 2 by the Investor, so that the adjusted Subscription Amount will be RMB3,800,000,000, that is, there will be an increase of RMB980,000,000 (hereinafter referred to as the “Subscription Amount Difference”).

(1)

Within thirty-five (35) business days after the satisfaction of the above conditions for triggering valuation and consideration adjustment and the matters waived under Article 3.5.4 (if any), the Investor shall pay the Subscription Amount Difference to the co-signed bank account of the Cayman Co 2 set forth in Article 3.5.3.

(2)

If the payment of the Subscription Amount Difference involves any exchange rate of RMB against a foreign currency, such exchange rate shall be the central parity rate of RMB against such foreign currency announced by the People’s Bank of China, on the day when the Subscription Amount Difference is paid, or if such day is not a business day, on the business day immediately prior to such day of payment.

(3)

Upon receipt of the Subscription Amount Difference, the Cayman Co 2 shall adopt a resolution of shareholders’ meeting within three (3) business days, approving that Cayman Co 2 pay special dividends to Cayman Co 1 only, in an amount equivalent to the full Subscription Amount Difference (hereinafter referred to as “Special Dividend Payment (II)”, together with Special Dividend Payment (I), collectively “Special Dividend Payment”). Cayman Co 2 shall pay such Special Dividend Payment to an overseas bank account opened by the Cayman Co 1 upon its receipt of the Subscription Amount Difference, net of taxes legally payable. Cayman Co 1 shall make distribution to the Actual Controller and the Core Employees level by level after receipt of such Special Dividend Payment (II). The Company Party shall provide the Investor with a plan pursuant to which the Cayman Co 1 and the BVI Cos distribute the Subscription Amount Difference to the Core Employees, and undertake to distribute such amounts to the Actual Controller and Core Employees. Taxes and fees arising from the flow of funds above (including, without limitation, tax burden and bank charges) shall be borne by the Actual Controller, the Core Employees and the BVI Cos.

3.5.10

The Company Party shall procure the Actual Controller and the Core Employees to enter into the Confirmation Letter acceptable to the Investor, confirming that if they have received the amounts agreed by the Transaction Parties, it shall be deemed that: (1) they have received the consideration and the Special Dividend Payment paid to them by relevant Holding Platform/BVI Co net of the taxes that shall be withheld and paid on their behalf according to the laws, and confirm that such consideration is fair and undisputed; and (2) they have no dispute with any Group Company or the Investor with respect to the sold equity in the Group Companies, nor will claim any equity therein. And such persons shall undertake that, prior to the completion or termination (whichever earlier) of the Transaction, such Actual Controller/Core Employees shall not purchase or sell any shares in the Beike Group’s Listed Entity. Upon completion or termination of the Transaction, the Actual Controller and the Core Employees who have become employees of the Beike Group shall, when purchasing and selling shares in the Beike Group’s Listed Entity, follow relevant internal rules and regulations of the Beike Group.

3.6	Acquisition of Remaining Equity in Cayman Co 2 by Investor
3.6.1

Upon completion of the transaction under Article 3.5 above, subject to the arrangement agreed by the Parties upon negotiation, the Investor and/or its designated entity and the Cayman Co 1, the Actual Controller and his BVI Co, the Cayman Co 2 and other relevant parties shall enter into a Share Transfer Agreement (hereinafter referred to the “Cayman Co 2 STA”) unanimously acceptable to the Parties and containing main terms and conditions substantially consistent with relevant content agreed herein, whereby the Investor and/or its designated entity will acquire all remaining shares of the Cayman Co 2 held by the Cayman Co 1 (hereinafter referred to as the “Overseas Target Equity Acquisition”), for a consideration of an amount calculated according to Article 3.6.2 below (hereinafter referred to as the “Overseas Acquisition Consideration”). Upon completion of the Overseas Target Equity Acquisition, the Investor will hold 100% equity in the Cayman Co 2 (on a fully diluted basis), and the Investor will hold 100% equity in the Target Company directly and indirectly through the Cayman Co 2, the HK Co and the WFOE.

3.6.2

The Parties agree and acknowledge that, subject to the terms and conditions hereof, the Overseas Acquisition Consideration will be paid in the form of shares in the Beike Group’s Listed Entity, that is, the Investor will pay the corresponding consideration by way of issuing 44,315,854 shares in the Beike Group’s Listed Entity (or pro rata, in case of share split, consolidation or similar share capital adjustment of the Beike Group’s Listed Entity prior to the Third Closing Date) (hereinafter referred to as the “Overseas Acquisition Consideration Shares”) to the Cayman Co 1, and the Cayman Co 1 shall cooperate with the Investor to enter into necessary agreements and perform necessary procedures to complete the issuance of such shares. The value of shares in the Beike Group’s Listed Entity to be paid as the Overseas Acquisition Consideration shall be calculated per the weighted average of the after-hours closing price of the shares in the Beike Group’s Listed Entity for thirty (30) consecutive trading days on the relevant stock exchange as of one (1) trading day prior to the Third Closing Date (as defined below) (and such closing price shall be based on the information published on the website of New York Stock Exchange (https://www.nyse.com/index), hereinafter referred to as the “Average Price before Closing”). That is, the Overseas Acquisition Consideration payable by the Investor in the Third Closing shall be the number of the Overseas Acquisition Consideration Shares ×

Average Price before Closing. If the payment of such Overseas Acquisition Consideration involves any exchange rate of RMB against a foreign currency, such exchange rate shall be the central parity rate of RMB against such foreign currency announced by the People’s Bank of China, on the day of issuance of shares, or if the day of issuance of shares is not a business day, on the business day immediately prior to the day of issuance of shares.

3.6.3

The Parties acknowledge that, upon satisfaction or the Investor’s written waiver of the conditions precedent agreed in Article 3.6.4, the Investor shall issue the Overseas Acquisition Consideration Shares to the Cayman Co 1 (hereinafter referred to as the “Third Closing”, and the date of the Third Closing is hereinafter referred to as the “Third Closing Date”).

3.6.4	The Investor’s payment of the Overseas Acquisition Consideration shall be conditional upon the satisfaction of all or the Investor’s written waiver of the conditions precedent below:
(1)	The Cayman Co 2 STA has been duly signed by the relevant parties and has come into effect;
(2)

The Investor’s capital increase to the Cayman Co 2 and acquisition of 94% equity in the Target Company have been completed in accordance with the plan agreed in Article 3.5 above, and the change registration for such transaction with competent administration for market regulation and taxation authority have been completed;

(3)	The Beike Group’s Listed Entity has completed internal approval procedures for the arrangement of issuance of shares involved in the Overseas Target Equity Acquisition;
(4)

The shareholders’ meeting and the board of directors of the Cayman Co 2 have adopted resolutions to approve and consent to the execution of the Cayman Co 2 STA, and to approve the transactions under such documents (including, without limitation, the Overseas Target Equity Acquisition, resignation of directors appointed by the Actual Controller as director of Cayman Co 2 (and such resignation shall take effect from the Third Closing Date));

(5)

The shareholder and the board of directors of the HK Co have adopted resolutions to approve and consent to the resignation of directors appointed by the Actual Controller as director of HK Co (and such resignation shall take effect from the Third Closing Date);

(6)

The shareholder and the board of directors of the WFOE have adopted resolutions to approve and consent to the resignation of directors appointed by the Actual Controller as director of WFOE (and such resignation shall take effect from the Third Closing Date);

(7)

The revenue (and for the avoidance of doubt, when calculating such revenue, the revenue corresponding to transactions between the Group Companies and their affiliates shall be excluded) of the Group Companies in 2021 shall have increased by above **% (inclusive) than that in 2020 (i.e. year-on-year growth), and the Group Companies have realized profit (excluding the effect of share-based payment on the operating profit in compliance with the PRC GAAP). The  revenue of the Group Companies in Q1 2022 increases by above **% (inclusive) than that in Q1 2021 (i.e. year-on-year growth) (and for the avoidance of doubt, when calculating such revenue, the revenue corresponding to transactions between the Group Companies and their affiliates shall be excluded);

(8)

The Actual Controller and the Core Employees have entered into the agreements related to the issuance of the Overseas Acquisition Consideration Shares (and such contract or agreement shall take effect from the Third Closing Date or other date(s) agreed by the Parties);

(9)

The Company Party shall have made representations and warranties under the Cayman Co 2 STA substantially consistent with those under the Documents on Domestic Acquisition of Target Equity, and such representations and warranties are authentic, valid and complete;

(10)

As of the Third Closing Date, there is no event, fact, condition, change or other circumstance which has or could be reasonably expected to have Material Adverse Effect on the business, equity, assets, financial condition, liabilities, operating results, general operation status, technologies, prospect and normal operation of the Group Companies (including, without limitation, any matter stated in Article 4 hereof which cannot be carried out by the Group Companies without prior written consent of the Investor);

(11)

As of the Third Closing Date, the Company Party has not breached any agreement relating to the Transaction entered into before the Third Closing Date (including, without limitation, this Agreement, the Documents on Domestic Acquisition of Target Equity, the Capital Increase Documents of Cayman Co 2, the Documents

on WFOE’s Acquisition of Equity in Target Company, the Control Agreements and the Cayman Co 2 STA), and has fulfilled the undertakings and obligations to be completed prior to the Third Closing Date;

(12)

Cayman Co 1, the Actual Controller and his BVI Co have issued a closing certificate to the Investor to certify that the conditions precedent to the Overseas Target Equity Acquisition have all been satisfied (except those waived by the Investor in writing);

(13)	The Investor has confirmed the final version of the register of shareholders, the register of directors and the share certificate set out in Article 3.6.6; and
(14)	Other customary closing conditions agreed by the Parties in the Cayman Co 2 STA.
3.6.5

On the Third Closing Date, the Company Party shall hand over to the Investor all specimen and seals, licenses and certificates, e-banking keys, credentials, contracts, and all assets and properties of the Group Companies, and complete other site closing relating to such matters, and the Transaction Parties shall complete the inventory of the above data, assets, and properties after the Third Closing Date. And the Investor shall be entitled to conduct the third supplementary due diligence against the Group Companies based on the First Supplementary DD and Second Supplementary DD (which shall, in addition to the necessary legal, business, financial and technical due diligence, focus on the post-period audit of the Group Companies after the Second Closing Date, and such audit shall reflect the annual revenue of the Group Companies in 2021, hereinafter referred to as the “Third Supplementary DD”) after the Third Closing Date. For the purpose of completing the said Third Supplementary DD, the Company Party shall then provide necessary cooperation to such supplementary DD, if required.

3.6.6	On the Third Closing Date, the Cayman Co 2 shall, and the Company Party shall procure the Cayman Co 2 to submit the following documents to the Investor:
(1)

The updated register of shareholders and register of directors of Cayman Co 2 and the share certificate issued to the Investor, showing that the Investor has become shareholder of 100% equity (on a fully diluted basis) in the Cayman Co 2, and the board of directors of the Cayman Co 2 has been reshuffled in accordance with the requirements of the Investor (provided that the Company Party has provided, before the Third Closing Date, the final version of such documents to the Investor for review and confirmation); and

(2)

The updated register of directors of the HK Co, showing that the board of directors of the HK Co has been reshuffled in accordance with the requirements of the Investor (provided that the Company Party has provided, before the Third Closing Date, the final version of such documents to the Investor for review and confirmation).

3.6.7

Upon the Third Closing Date, the Cayman Co 1 and the WFOE shall, and the Company Party shall procure the Cayman Co 1 and the WFOE, timely file tax return (including, without limitation, taxes under ********) to the competent taxation authority with respect to the Overseas Target Equity Acquisition, and provide the Investor with documents that can prove the tax return filing with respect to the overseas equity transfer in the Third Closing, including but not limited to return receipt for the tax return, certificate of tax payment and relevant instruments recognized by the competent tax authorities, etc.

3.6.8

Upon obtaining the Overseas Acquisition Consideration Shares issued by the Beike Group’s Listed Entity, the Cayman Co 1 shall adopt resolutions of the shareholders’ meeting and/or the board of directors, approving the distribution of such shares to the Actual Controller’s BVI Co and the Core Employees’ BVI Cos as dividends in due time. Notwithstanding the foregoing, the Overseas Acquisition Consideration Shares shall be subject to the restriction conditions over rights as recognized by the Transaction Parties within ** (**) months as of the Third Closing Date (hereinafter referred to as the “Issuance Date”): (i) upon the expiry of ** months from the Issuance Date, **% of the total Overseas Acquisition Consideration Shares may no longer be subject to the restriction conditions over rights; (ii) upon the expiry of ** months from the Issuance Date, **% of the total Overseas Acquisition Consideration Shares may no longer be subject to the restriction conditions over rights; and (iii) upon the expiry of ** months from the Issuance Date, **% of the total Overseas Acquisition Consideration Shares may no longer be subject to the restriction conditions over rights; provided that, the conditions precedent to such non-application of the restriction conditions over rights to the Overseas Acquisition Consideration Shares shall include but not limited to: (1) the Actual Controller continues his position and services in the Beike Group during such period; and (2) the Group Companies maintain normal operation on an on-going basis during such period.

3.6.9

Notwithstanding the foregoing, (A) if, during the said *** period, the Investor or its Indemnitees (as defined below) assume any tax payment obligation or tax liability arising from any tax liability or tax burden that shall be borne or withheld and paid by the Company

Party or the Core Employees due to all steps in this acquisition according to the laws or this Agreement in the course of (including, without limitation, the Internal Equity Restructuring, the Overseas Restructuring, relevant equity transfer and dividend payment of the Group Companies) or upon completion of the Transaction, and the Company Party or the Core Employees fail to fulfill the corresponding tax return filing and tax payment obligation within the time limit required by the competent taxation authority, then the period during which the relevant restriction conditions over rights continue to apply to the Overseas Acquisition Consideration Shares shall immediately be suspended until the Company Party or the Core Employees have fully fulfilled the corresponding tax return filing and tax payment obligation, or if the Investor or its Indemnitees have actually paid the tax liability or tax burden that shall be borne or withheld and paid by the Company Party or the Core Employees, until the Company Party or the Core Employees have assumed all compensation liability to the Investor or its Indemnitees with respect to such tax liability or tax burden already paid by the Investor or its Indemnitees; (B) if (i) during the said ** months period, there are more than * but not more than * Core Employees (as defined below) who terminate their labor relationship with the Group Companies (such departing Core Employees are hereinafter referred to as the “Departing Core Employees”), then the period during which the relevant restriction conditions over rights continue to apply to the Overseas Acquisition Consideration Shares shall immediately be suspended, and the Actual Controller shall pay to the Investor compensation in cash equivalent to ***% of the value of the Overseas Acquisition Consideration Shares issued to such Departing Core Employees but still subject to the restriction conditions over rights as of their termination of labor relationship with the Group Companies; (ii) during the said ** months period, there are more than * Core Employees who terminate their labor relationship with the Group Companies, then the period during which the relevant restriction conditions over rights continue to apply to the Overseas Acquisition Consideration Shares shall immediately be suspended, and the Actual Controller shall pay to the Investor compensation in cash equivalent to ***% of the value of the Overseas Acquisition Consideration Shares issued to such Departing Core Employees but still subject to the restriction conditions over rights as of their termination of labor relationship with the Group Companies (and the cash compensation under Item (i) and/or Item (ii) above is referred to as “Compensation for Departure Event”). For the purpose of this Article, the value of the Overseas Acquisition Consideration Shares involved in the Compensation for Departure Event shall be calculated per the weighted average of the after-hours closing price of the shares in the Beike Group’s

Listed Entity for **(**) consecutive trading days on the relevant stock exchange as of one (1) trading day prior to the date of occurrence of the event of compensation under Item (i) and/or Item (ii) above (and such closing price shall be based on the information published on the website of New York Stock Exchange (https://www.nyse.com/index)). Such suspended period will not resume until the Actual Controller pays such Compensation for Departure Event in full. Notwithstanding the foregoing, the Investor agrees that in the event of the above circumstance and if the Actual Controller has paid the Compensation for Departure Event to it, the Investor will issue cash incentive of an amount equivalent to the paid Compensation for Departure Event to the Core Employees within a certain period to the extent that the revenue and net profit of the Target Company increase continuously. The specific conditions and standards of such cash incentive will then be agreed by the Investor and the Actual Controller separately, however, in no case shall the Actual Controller become an eligible participant of such cash incentive.

None of the Actual Controller or the Core Employees may transfer, sell, pledge or otherwise dispose of such Overseas Acquisition Consideration Shares (including, without limitation, disposal of the economic interests corresponding to such Overseas Acquisition Consideration Shares), directly or through their BVI Cos during the above ** months period. The specific arrangement of such Overseas Acquisition Consideration Shares shall be subject to the formal shares issuance agreement to be entered into by and between the Beike Group’s Listed Entity and such persons and their BVI Cos with respect to the above principle terms. Subject to the agreement above, if any Core Employee of the Target Company who has obtained the Overseas Acquisition Consideration Shares departs from the Group Companies, such Core Employee shall no longer be entitled to any interest in his Overseas Acquisition Consideration Shares obtained due to the Transaction but still subject to the restriction conditions over rights as of the time of his departure (hereinafter referred to as the “Remaining Overseas Acquisition Consideration Shares”). Notwithstanding the foregoing, the Actual Controller shall employ or appoint a new Core Employee to fill up the gap resulting from such departure (and such employment or appointment shall be acceptable to the Investor) and reallocate the interest corresponding to the Remaining Overseas Acquisition Consideration Shares to other Core Employees holding position in the Group Companies or other entities of the Beike Group or new employees other than those in the list of Core Employees under the same conditions within * months, and inform the Investor in advance of the reallocation plan. Where the Actual Controller fails to reallocate the interest corresponding to the Remaining Overseas Acquisition Consideration

Shares as aforesaid, the Beike Group shall have the right to cancel the Remaining Overseas Acquisition Consideration Shares without compensation. The tranche of the Overseas Acquisition Consideration Shares obtained by such new employees shall also be subject to the restriction conditions over rights for ** (**) months from the date of assignment to such new employees, provided that such tranche of Overseas Acquisition Consideration Shares obtained by other Core Employees shall not be subject to a new period of ** (**) months, but continue to apply the original period of ** (**) months.

3.6.10

The Investor undertakes that, after the Company Party has completed all other matters that shall be completed or confirmed by the Company Party under Article 3.6.4 (other than Article 3.6.4 (3)), the Investor shall complete the internal approval procedures and public announcement and disclosure procedures on its part with respect to the Third Closing within a reasonable period.

3.7	Valuation and Transaction Plan Adjustment
3.7.1

Notwithstanding the foregoing, if the conditions precedent under Articles 3.5.4 (11) and 3.5.4 (12) and/or Articles 3.6.4 (7) are not satisfied, then with respect to the equity/shares in the Target Company and/or the Cayman Co 2 that have not been obtained by the Investor yet, the Investor shall have the right to re-negotiate with the Company Party to determine the subsequent transaction plan on such equity/shares in the Transaction and the transaction valuation applicable in subsequent transaction, and continue to complete the Transaction per such new transaction valuation and plan mutually agreed by the Parties hereto.

3.7.2

If the conditions precedent under Article 3.5.4 (12) and/or Article 3.6.4 (7) are not satisfied, then with respect to the equity/shares in the Target Company and/or the Cayman Co 2 that have been obtained by the Investor in the closing already completed (i.e. the First Closing and/or the Second Closing), the Company Party and the Investor shall negotiate on whether to adjust the valuation applicable to the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to such equity/shares: (1) where the Investor agrees to pay the consideration difference for the equity/shares in the Target Company and/or the Cayman Co 2 it has obtained according to the said valuation within thirty (30) days after the negotiation between the Transaction Parties or a longer period mutually agreed, the Investor shall, within thirty-five (35) business days after its written consent, pay the corresponding consideration difference to the bank account designated by the Company Party in writing in advance; or (2) where the Investor disagrees to pay the consideration difference for the equity/shares in the Target Company and/or the Cayman Co 2 it has obtained according to the said valuation, within thirty (30) days after the negotiation between the Transaction Parties or a longer period mutually agreed, then the Company Party shall be entitled to reduce the shareholding percentage of the Investor in the Target Company and / or Cayman Co 2 correspondingly (and, if the Control Agreements have been signed, the Transaction Parties shall also amend the Control Agreements to reflect the then shareholding percentage in the Target Company held by the Investor indirectly through the Cayman Co 2) based on the valuation of the Group Companies after adjustment to acquisition consideration in accordance with Article 3.5.9 and the transaction amount already paid by the Investor, by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or cancellation of certain equity in the Cayman Co 2 held by the Investor, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the arrangement under Item (2) above, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference.

3.7.3

Except for circumstances agreed in Article 3.7.1 above and subject to Article 5.6, if the Second Closing cannot be completed by the fifteenth (15th) business day after June 30, 2022 (hereinafter referred to as the “Second Closing Longstop Date”) or the Third Closing cannot be completed by the fifteenth (15) business day after September 30, 2022 (hereinafter referred to as the “Third Closing Longstop Date”) due to reasons other than the Company Party and the Investor (which, for the purpose of the this Agreement and with respect to any Party, refer to objective reasons beyond the control of such Party, including but not limited to force majeure or changes in applicable laws, regulations or policies), then the Investor and the Target Company shall be each entitled to require re-negotiation to determine the transaction valuation to be applied in the Transaction and the subsequent transaction plan of the Transaction, and continue to complete the Transaction per such new transaction valuation and plan after the Parties hereto reach a consensus.

3.7.4

Except for circumstances agreed in Article 3.7.2 above and subject to Article 5.6, under any of the following circumstances, the Company Party and the Investor shall then adjust the valuation of the Group Companies per the valuation applicable to the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 hereof, and the Investor shall pay the consideration difference arising from valuation adjustment with respect to the equity/shares in the Target Company and/or the Cayman Co 2 then obtained by it:

(1)

Upon occurrence of the First Closing, if the Company Party unilaterally terminates the Transaction due to reason other than exercise of the right of termination under Article 9.3 or Article 11.1(c) or (d), or the conditions precedent to the Second Closing are not satisfied by the Second Closing Longstop Date due to reasons of the Company Party (including, without limitation, the conditions precedent to the Second Closing are not satisfied by the Second Closing Longstop Date due to reasons of the Company Party or the partners of the Holding Platforms, or the Company Party's failure to procure its affiliates, agents or intermediaries to complete the matters hereunder), the Company Party shall have the right (but no obligation) to require the Investor to make up the difference to the Company Party based on the valuation of the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to the 6% equity in the Target Company held by it, and the Investor shall in such case pay such difference to the account designated by the Company Party in writing in advance within thirty-five (35) business days after the Company Party issues a written notice on unilateral termination of the Transaction to the Investor or after the Second Closing Longstop Date; otherwise, the Company Party may reduce the shareholding percentage of the Investor in the Target Company correspondingly based on such valuation and the transaction amount already paid by the Investor then, by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the above arrangement, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference.

(2)

Upon occurrence of the First Closing, if the Investor unilaterally terminates the Transaction due to reason other than exercise of the right of termination under Article 9.3 or Article 11.1(d) or (f), or the conditions precedent to the Second Closing are not satisfied by the Second Closing Longstop Date solely due to reasons of the Investor (including, without limitation, the Investor's failure to procure its affiliates, agents or intermediaries to complete the matters hereunder), the Company Party shall have the right (but no obligation) to require the Investor to make up the difference to the Company Party based on the valuation of the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to the 6% equity in the Target Company held by it, and the Investor shall in such case pay such difference to the account designated by the Company Party in writing in advance, within thirty-five (35) business days after issuing a written notice on unilateral termination of the Transaction to the Company Party or after the Second Closing Longstop Date; otherwise, the Company Party may reduce the shareholding percentage of the Investor in the Target Company correspondingly based on such valuation and the cumulative transaction amount already paid by the Investor then, by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the above arrangement, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference. Notwithstanding the foregoing, after unanimous agreement by the Investor and the Company Party upon negotiation, the Company Party shall also have the right (but no obligation) to require redemption of such 6% equity in the Target Company held by the Investor at the price of RMB120,000,000, and the Company Party shall make payment thereof to the account designated by the Investor in writing in advance within five (5) business days, after the Investor’s receipt of and written consent to the written redemption notice from the Company Party, and the tax burden arising out of such redemption shall be borne by the Investor.

(3)

Upon occurrence of the First Closing, if the conditions to the Second Closing are not satisfied by the Second Closing Longstop Date due to reasons other than the Investor or the Company Party (including, without limitation, force majeure or changes in applicable laws, regulations or policies) or due to the circumstances agreed in Article 10.3(1)(c) hereof (if applicable), the Company Party shall have the right (but no obligation) to require the Investor to make up the difference to the Company Party based on the valuation of the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to the 6% equity in the Target Company held by it, and the Investor shall pay such difference to the account designated by the Company Party in writing in advance, within thirty-five (35) business days after the Second Closing Longstop Date; otherwise, the Company Party may reduce the shareholding percentage of the Investor in the Target Company correspondingly based on such valuation and the transaction amount already paid by the Investor then, by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the above arrangement, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference.

(4)

Upon occurrence of the Second Closing, if the Company Party unilaterally terminates the Transaction due to reason other than exercise of the right of termination under Article 9.3 or Article 11.1(c) or (d), or the conditions precedent to the Third Closing are not satisfied by the Third Closing Longstop Date due to reasons of the Company Party (including, without limitation, the conditions precedent to the Third Closing are not satisfied by the Third Closing Longstop Date due to reasons of the Company Party or the partners of the Holding Platforms, or the Company Party's failure to procure its affiliates, agents or intermediaries to complete the matters hereunder), the Company Party shall have the right (but no obligation) to require the Investor to make up the difference to the Company Party based on the valuation of the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to the total 49% equity in the Target Company directly or indirectly held by it, and the Investor shall in such case pay such difference to the account designated by the Company Party in writing in advance, within thirty-five (35) business days after the Company Party issues a written notice on unilateral termination of Transaction to the Investor or after the Third Closing Longstop Date; otherwise, the Company Party may reduce the shareholding percentage of the Investor in the Target Company/Cayman Co 2 (and, if the Control Agreements have been signed, the

Transaction Parties shall also amend the Control Agreements to reflect the then shareholding percentage in the Target Company held by the Investor indirectly through the Cayman Co 2) correspondingly based on such valuation and the transaction amount already paid by the Investor then, and by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or cancellation of certain shares held by the Investor in the Cayman Co 2, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the above arrangement, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference.

(5)

Upon occurrence of the Second Closing, if the Investor unilaterally terminates the Transaction due to reason other than exercise of the right of termination under Article 9.3 or Article 11.1(d) or (f), or the conditions to the Third Closing are not satisfied by the Third Closing Longstop Date solely due to reasons of the Investor (including, without limitation, the Investor's failure to procure its affiliates, agents or intermediaries to complete the matters hereunder), the Company Party shall have the right (but no obligation) to require the Investor to make up the difference to the Company Party based on the valuation of the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to the total 49% equity in the Target Company directly or indirectly held by it, and the Investor shall in such case pay such difference to the account designated by the Company Party in writing in advance, within thirty-five (35) business days after issuing a written notice on unilateral termination of

Transaction to the Company Party or after the Third Closing Longstop Date; otherwise, the Company Party may reduce the shareholding percentage of the Investor in the Target Company/Cayman Co 2 (and, if the Control Agreements have been signed, the Transaction Parties shall also amend the Control Agreements to reflect the then shareholding percentage in the Target Company held by the Investor indirectly through the Cayman Co 2) correspondingly based on such valuation and the transaction amount already paid by the Investor then, by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or cancellation of certain shares held by the Investor in the Cayman Co 2, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the above arrangement, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference. Notwithstanding the foregoing, after unanimous agreement by the Investor and the Company Party upon negotiation, the Company Party shall also have the right (but no obligation) to require redemption of the 49% equity held by the Investor in the Target Company at the transaction amount already paid by the Investor (including the Domestic Transfer Consideration, the Subscription Amount and the Subscription Amount Difference), and the tax burden arising out of such redemption shall be borne by the Investor.

(6)

Upon occurrence of the Second Closing, if the conditions precedent to the Third Closing are not satisfied by the Third Closing Longstop Date due to reasons other than the Investor or the Company Party (including, without limitation, force majeure or changes in applicable laws, regulations or policies) or due to the circumstances agreed in Article 10.3(1)(c) hereof (if applicable), the Company Party shall have the right (but no obligation) to require the Investor to make up the difference to the Company Party based on the valuation of the Group Companies after adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 with respect to the total 49% equity in the Target Company directly or indirectly held by it, and the Investor shall pay such difference to the account designated by the Company Party in writing in advance, within thirty-five (35) business days after the Third Closing Longstop Date; otherwise, the Company Party may reduce the shareholding percentage of the Investor in the Target Company/Cayman Co 2 (and, if the Control Agreements have been signed, the Transaction Parties shall also amend the Control Agreements to reflect the then shareholding percentage in the Target Company held by the Investor indirectly through the Cayman Co 2) correspondingly based on such valuation and the transaction amount already paid by the Investor then, by means of acquisition of certain equity in the Target Company held by the Investor free of charge, or cancellation of certain shares held by the Investor in the Cayman Co 2, or capital increase by other shareholders of the Group Companies to dilute the (percentage of) equity/shares held by the Investor, or other methods otherwise agreed by the Transaction Parties then, so that the shareholding percentage of the Investor in the Group Companies will be equivalent to the quotient of the cumulative transaction amount already paid by the Investor then, divided by the valuation of the Group Companies after adjustment to the acquisition consideration in accordance with Article 3.5.9. In such cases, the Parties agree to adjust the shareholding percentage in a way with the minimum taxation costs to the Parties, and the Investor shall take necessary measures to cooperate with the completion of such adjustment to shareholding percentage within a reasonable period agreed by the Transaction Parties then. For the avoidance of doubt, notwithstanding anything to the contrary herein, subject to the above arrangement, the Investor is not required to pay the corresponding valuation difference or assume the liability for paying liquidated damages set forth in Item (iv) and/or Item (v) under Article 10.3 (1)(b) with respect to non-payment of such valuation difference.

4	Transitional Period
4.1

The Company Party agrees and undertakes that, during the period from the date of the Original Framework Agreement (exclusive) to the Third Closing Date (inclusive) of the Transaction (hereinafter referred to as the “Transitional Period”), unless with consent of the Investor, the Company Party will fulfill the duty of diligence and good faith care to the Group Companies and conduct daily operations in a manner consistent with the past practices and prudent business practices in the normal course of business, and make best efforts to maintain all assets required in the daily operation of the Group Companies in good condition. Moreover, without prior unanimous written consent of the Investor and the Actual Controller, the Company Party warrants that none of the Group Companies will:

(a)	Cease operation of the Main Business, change the Main Business, expand business other than the Main Business, or operate any business outside the normal course of business;
(b)

Except for completion of all steps of the Transaction as agreed herein, change the capital structure of any Group Company (including, without limitation, capital increase or decrease), transfer equity or shares, carry out split, merger, or liquidate or shut down any Group Company (except those proposed to liquidate or shut down as set forth in the Disclosure Schedule), or grant options, warrants or similar rights to purchase or subscribe for the equity in the Group Companies;

(c)

Make any material adjustment to the operation and management team of the Group Companies, or terminate or allow termination of labor contract relationship with more than **% of the Core Employees, or more than * of the ** Core Employees stated in Appendix III attached hereto (hereinafter referred to as the “Key Employees”, the list of which shall only be updated and adjusted after prior written confirmation of the Investor) (notwithstanding the foregoing, if any of the Core Employees (including Key Employees) terminates the labor relationship with the Group Companies, but a qualified substitute acceptable to the Investor has been newly employed within the corresponding period agreed in Article 8.1 hereof, it shall not be deemed as breach of the provisions of this Article 4.1(c));

(d)

Increase the compensation of any position of the Group Companies designated in the Disclosure Schedule by more than **% over the compensation within the term of reference of current position, or increase the total compensation of such persons by more than **%. Notwithstanding the foregoing, if and after the Investor appoints a financial director (or CFO) and human resources director to the Target Company, the Company shall revise the compensation adjustment system of the Group Companies so as to ensure obtaining the prior consent of such financial director (or CFO) and human resources director for any compensation adjustment of the Group Companies, and obtaining the prior consent of such financial director (or CFO) and human resources director shall be deemed that prior consent of the Investor on this Article has been obtained;

(e)	Purchase, sell, lease or otherwise dispose of important assets of the Group Companies;
(f)	Transfer, license or otherwise dispose of material intellectual property rights of the Group Companies;
(g)	Distribute bonus, pay dividends or otherwise distribute property or profit of the Group Companies in any form to shareholders;
(h)

Revise, terminate, or renegotiate existing material agreements (except those made by the Group Companies out of the needs of normal operation of business which will not have adverse effect on the business operation of the Group Companies), or enter into any agreement imposing sole or exclusive obligation on the Group Companies;

(i)	Terminate, restrict or waive any material license of the Group Companies, or waive the renewal or maintenance of any material license;
(j)

Take the initiative or agree to assume any obligation or liability (whether actual or contingent) of more than RMB*******, including providing loans or funding support to any third party, except those in the normal course of business which have been through the due approval procedures of the Group Companies;

(k)	Incur or succeed debts or contingent debts with a single amount of more than RMB*******, except amounts payable incurred in the normal course of business;
(l)

Provide guarantee, mortgage, pledge or other security for any third party other than Group Companies (except for guarantee provided for subcontractors or contractors by the Group Companies according to the requirements of the standard terms of the contract counterparty or customary industrial requirements, in the normal course of project decoration (工装) business);

(m)

Provide or make any material promise to provide any material loans, guarantee or other credit arrangement to or for the benefit of any director, member of operation and management team, shareholder of the Group Companies or their respective affiliates (except for travel expenses and other reasonable expenses prepaid to such persons in the normal course of business);

(n)

The Company Party pledges, sells or agrees to sell or pledge, or otherwise disposes of all or part of the equity held by it in any Group Company, except for completion of all steps of the Transaction in accordance with the provisions hereof;

(o)	Establish any subsidiary, or enter into joint venture, partnership or other form of capital cooperation with any third party;
(p)	Properly handle any material taxation liability, which can be reasonably expected to have Material Adverse Effect on the Investor;
(q)

Enter into any negotiation or discussion about any material acquisition, merger or recapitalization relating to the equity in the Group Companies, or enter into any agreement with any third party with respect to such material transaction relating to the corporate equity;

(r)	Fail to maintain its financial and operation accounts and records as consistent with past practices of the Group Companies; and
(s)	Amend the articles of association of the Target Company, except for performance of relevant matters relating to the Transaction.
4.2

Prior to the First Closing Date of the Transaction, the Company Party shall exercise the shareholder’s rights and perform obligations and assume liabilities with respect to the equity in the Target Company on the principle of prudence and diligence. If the Company Party or its affiliates fail to comply with or satisfy in any material aspect any covenant, condition or agreement that shall be complied with or satisfied by it hereunder, the Company Party shall have the obligation to notify the Investor as soon as possible after knowledge of such act or event, and take all possible remedial measures, and shall properly and timely notify the Investor in writing about any event occurred during the period from the date of the Original Framework Agreement to the First Closing Date which may cause the representations and warranties contained herein to be inaccurate or untrue in any material aspect.

4.3

The Company Party fully understands the Investor's concern about the competition fields of industry and acknowledges that such concern about the competition fields of industry will affect the Investor's judgment and decision on the Transaction, and therefore the Company Party agrees and undertakes that: (a) from the date of the Original Framework Agreement to (1) the Third Closing Date or (2) the date of termination of this Agreement (whichever earlier), without prior written consent of the Investor, no Company Party will enter into or promise to enter into any joint venture, partnership, association or other equity-related transaction with any Investor's Competitor (as defined below). For the avoidance of doubt, “Investor's Competitor” refers to any entity or individual that engages in or will engage in any business directly or indirectly competing with the business engaged in or to be engaged in by the Beike Group, and the affiliates, stakeholders or successor of such entity or individual, as well as any new or surviving entity after acquisition, association, merger, split or restructuring of such entity, and its affiliates and stakeholders. Any reference to the “Investor's Competitor” herein shall include, without limitation, the following sponsors, developers and actual operators involved in real estate-related business websites or mobile applications, and their respective affiliates: “WUBA” (http://www.58.com/), “Anjuke” (http://www.anjuke.com/), “SFUN” (http://fang.com/), “Alibaba” (http://www.taobao.com; http://www.tmall.com), “Ant Financial” (https://www.antfin.com/), “TouTiao” (website: https://www.toutiao.com/), “Meituan” (http://www.meituan.com; http://www.zhenguo.com/), “Hizhu” (http://www.hizhu.com), “Baletu” (website: http://www.baletu.com), “Wukong Zhaofang” (https://www.wkzf.com), “Qfang” (https://www.qfang.com), “Fangchebao” (https://www.fcb.com.cn/), “Macalline Aijia” (https://www.aijiawang.com/), “FangDD” (https://www.fangdd.com/), “Sohu” (https://www.sohu.com/), etc., and include but not limited to the following online or offline real estate service companies that are engaging in the same or similar business to that of the Investor, and their affiliates: Beijing 5i5j Real Estate Brokerage Co. Ltd., Beijing Centaline Property Consultants Co., Ltd., Maitian Real Estate Agency Co., Ltd., E-House (China) Holdings Limited, Shenzhen Fangchebao Sales Co., Ltd., Henan Mogu Apartment Management Co., Ltd.( 河南蘑菇公寓管理有限公司), SouFun Holdings Limited, Beijing Sankuai Online Technology Co., Ltd., Beijing Jingdong 360 Degree E-commerce Co., Ltd., etc. (b) If, as of the date of the Original Framework Agreement, the Group Companies have entered into any commercial or business cooperation with any Investor's Competitor, the Company Party shall provide a written statement to the Investor with respect to the relevant major cooperation matters, briefing the main business cooperation between the Group Companies and such Investor's Competitor. If, as of the date of the Original Framework Agreement, the Group Companies enter into other commercial or business cooperation with any Investor's Competitor other than those disclosed in the said statement, the Group Companies shall give a prior written notice to the Investor on the cooperation partner and the main terms of cooperation.

4.4

The Company Party agrees and undertakes that, the exclusivity period shall be from the date of the Original Framework Agreement to (1) the Third Closing Date or (2) the date of termination of this Agreement (whichever earlier). During such period, without prior written consent of the Investor, the Company Party may not: (i) accept, require or respond to any acquisition or investment offer with respect to any Group Company from any third party (including, without limitation, Investor's Competitor, same below), (ii) enter into any letter of intent or agreement on any capital transaction with respect to or in connection with the Group Companies with any third party, or (iii) enter into any letter of intent or agreement that is identical or similar to or in conflict with the Transaction hereunder with any third party. The Company Party shall immediately notify the Investor if it receives any offer, letter of intent or written document relating to Items (i) - (iii) above from any third party. Without prior written consent of the Investor, the Company Party may not negotiate any offer with such third party or accept any offer from such third party.

5	Investor’s Rights as Shareholder

The Parties agree and acknowledge that (1) the 6% equity in the Target Company obtained by the Investor in the Domestic Acquisition of Target Equity and (2) the 45.74% shares in the Cayman Co 2 (on a fully diluted basis) subscribed for by the Investor in the capital increase to the Cayman Co 2 shall be preferred shares, which shall have the preferential rights set forth in this Article 5 below, and the Parties shall then specify the same in the formal transaction documents of such transactions to reflect the following preferential rights of the Investor.

5.1	Protective Matters

As long as the Investor holds any equity in the Target Company/Cayman Co 2, without unanimous prior written consent of the Actual Controller and the Investor, none of the Group Companies may engage in the following activities (except those agreed herein):

(a)	Increase or decrease of the registered capital or share capital of any Group Company (or issuance of additional or redemption of equity, convertible bonds, options or interest of equity nature);
(b)

Amendment to the articles of association of any Group Company (except due to expansion of the business scope relating to the Main Business of the Group Companies (provided that such matters shall not constitute a material change to the Main Business of the Group Companies) and relocation of the Group Companies);

(c)	Merger, split, dissolution, liquidation or change of corporate form of any Group Company (except those proposed to liquidate or shut down as disclosed in the Disclosure Schedule);
(d)	Approval of the profit allocation plan and the loss make-up plan of any Group Company;
(e)	Approval of the implementation of the equity incentive plan of the Company by means of capital increase by any Group Company;
(f)

Creation of mortgage or pledge over assets of any Group Company, or provision of other form of guarantee to any third party, with an amount of more than RMB******* in a single guarantee, or more than RMB******* in 12 consecutive months on a cumulative basis (except for guarantee provided for subcontractors or contractors by the Group Companies according to the requirements of the standard terms of the contract counterparty or customary industrial requirements, in the normal course of project decoration business);

(g)	Replacement of the auditor of any Group Company (and for the avoidance of doubt, the auditor currently engaged by the Group Companies is Pan-China Certified Public Accountants);
(h)

Approval of provision or acceptance of loans to or from any third party by any Group Company, with an amount of more than RMB******* in a single loan, or more than RMB******** in 12 consecutive months on a cumulative basis;

(i)

Entry into any related party transaction (including, without limitation, current accounts and borrowing and lending of funds) between any Group Company and any shareholder, the Actual Controller, director or affiliate of such Group Company, except transactions between any Group Company and the Investor or its affiliates (notwithstanding the foregoing, the Company Party warrants that the price of any related party transaction between any Group Company and any member of its operation and management team or its affiliate is fair and will not be detrimental to the interest of the Group Companies, and if any Group Company intends to enter into any related party transaction at an unfair price with any operation and management team, such Group Company shall first obtain prior written consent from the Investor);

(j)	License, sale, transfer, pledge or other disposal of any patent, copyright, trademark or other intellectual property rights by any Group Company;
(k)

External investment by the Group Companies (including, without limitation, incorporation of a subsidiary, acquisition, merger, joint venture or cooperation with third party, restructuring, or equity investment in other form);

(l)

Sale, transfer or other disposal of assets or business of the Group Companies by the Group Companies, with an amount of more than RMB******* in a single transaction or more than RMB******* in 12 consecutive months on a cumulative basis, except for disposal of their samples or sale of products relating to their Main Business in the normal course of business;

(m)	Declaration or payment of dividends or bonus by Group Companies;
(n)	Approval of the annual financial budget and final accounting plan of the Group Companies;
(o)	Increase or decrease of the number of directors of the board of directors of any Group Company, or change of the nomination method of the board of directors of any Group Company;
(p)	Adoption of resolutions on initial public offering or offering of bonds by any Group Company;
(q)

Preparation, adoption or amendment of and to the annual financial budget and final accounting plan, business plan involving important strategies or change to the Main Business, operation plan and investment plan involving important strategies or change to the Main Business (except wealth management products mature within 36 months), of the Group Companies;

(r)	Cessation of operation of its Main Business, change of its current Main Business,

expansion of business other than Main Business, or operating any business outside the normal course of business, by any Group Company (except those proposed to liquidate or shut down as disclosed in the Disclosure Schedule);

(s)	Change of the audit, financial system, accounting policies or fiscal year of the Group Companies;
(t)

Approval of the execution of the following material contracts by Group Companies: (i) project decoration business contract of an amount of more than RMB100,000,000 in a single transaction or more than RMB500,000,000 in 12 consecutive months on a cumulative basis with the same transaction counterparty; (ii) supplier contract of a purchase amount of more than RMB500,000,000 in 12 consecutive months on a cumulative basis with the same transaction counterparty, or supplier contract which may lead to the increase of the total cost for purchase of materials set by the financial budget of that year by more than 10%; (iii) labor service outsourcing contract of a purchase amount of more than RMB300,000,000 in 12 consecutive months on a cumulative basis with the same transaction counterparty, or labor service outsourcing contract which may lead to the increase of the total cost for labor services set by the financial budget of that year by more than 10%; (iv) any other material contract of an amount of more than RMB100,000,000 in a single transaction or more than RMB500,000,000 in 12 consecutive months on a cumulative basis with the same transaction counterparty, provided that existing contracts for lands and relevant construction and equipment input, contracts for investment relating to existing joint venture plants with ***, contracts for wealth management products with quasi fixed income which have been disclosed as matters exempted from approval, and contracts relating to human resource and compensation, already entered into before the First Closing Date by the Group Companies; and

(u)

Approval of the following material human resource matters of the Group Companies: (i) the employment and removal of the general manager (or CEO), deputy general manager, financial director (or CFO) or other operation and management team of any Group Company; (ii) the compensation level of the Group Companies in any fiscal year in excess of the compensation budget in the annual financial budget of such year of the Group Companies; and (iii) a cumulative adjustment by more than 10% to the compensation of the Group Companies in any fiscal year.

5.2	Right to Appoint Director

From the First Closing Date, the board of directors of the Target Company shall consist of three (3) directors, one (1) nominated by the Investor and two (2) nominated by the Actual Controller. From the Second Closing Date, the board of directors of the Cayman Co 2 and the HK Co each shall consist of two (2) directors, one (1) appointed by the Investor and one (1) appointed by the Actual Controller; and the WFOE shall have four (4) directors, two (2) appointed by the Investor and two (2) appointed by the Cayman Co 1.

5.3	Right to Appoint Senior Officers

(1)

From the First Closing Date, the Investor may appoint financial director (or CFO), system owner and HR director of the Group Companies to the Target Company. All shareholders of the Target Company at that time shall procure the directors appointed by them to approve the financial director (or CFO), system owner and HR director appointed by the Investor on the meeting of the board of directors, and without prior written consent of the Investor, none of the shareholders, directors and general manager of the Target Company may require to remove the financial director (or CFO), system owner and HR director appointed by the Investor.

(2)

The Parties agree that the financial director (or CFO) appointed by the Investor shall be responsible for assisting in standardizing relevant work of the financial policies of the Group Companies and improving the internal control system of the Group Companies (including the internal contract management policies of the Group Companies).

(3)

The Parties agree that the HR director appointed by the Investor shall be responsible for assisting in standardizing the HR management policies of the Group Companies and the specific duties and responsibilities of relevant HR management work thereunder (including, without limitation, managing the compensation adjustment and other matters of the Group Companies based on the HR management policies of the Group Companies).

5.4	Non-Compete Undertaking

Within (i) the period during which the Investor directly or indirectly holds equity in the Group Companies, (ii) the period of their service to any Group Company and two (2) years from the date of departure from such Group Company, or (iii) the period of their direct or indirect holding of the equity in the Group Companies (regardless of whether they are serving the Group Companies during such period or not) and two (2) years from the date when they no longer directly or indirectly hold equity in any Group Company, whichever later, and within the territory of the PRC, without prior written consent of the Investor, the Actual Controller and the Key Employees shall not directly or indirectly in any way engage in or participate in any business that is identical or similar to or may compete with the Main Business of the Group Companies or the Beike Group, or hold any interest in any entity engaging in such business, or provide management or operation services to such entity, provide assistance to or accept engagement by such entity, or in any way entice directors, senior officers, employees and consultants of the Group Companies away from the Group Companies or persuade and induce them to terminate services with the Group Companies, or solicit, employ, contact or strive to solicit, employ or contact any employee or consultant employed by the Group Companies, or have such persons work or provide services to them.

5.5	Capital Exclusivity

Without prior written consent of the Investor, (1) none of the direct shareholders other than the Investor, the Key Employees and the Actual Controller may directly or indirectly in any way transfer, sell or otherwise dispose of any equity in the Group Companies, the Cayman Co 2, the HK Co or the WFOE held by them (including convertible bonds, securities, rights or arrangements which may be converted or exercised into any equity in the Group Companies) to any Investor's Competitor; (2) none of the Group Company, the Cayman Co 2, the HK Co or the WFOE may transfer equity in its subsidiary, sell newly increased registered capital or issue new equity (including convertible bonds, securities, rights or arrangements which may be converted or exercised into any equity in the Group Companies) to any Investor's Competitor, or obtain any financing (including, without limitation, any equity financing and debt financing) from any Investor's Competitor; (3) none of the Group Company, the Cayman Co 2, the HK Co or the WFOE may directly or indirectly sell, transfer, lease, license or otherwise dispose of any assets, business, goodwill and/or intellectual property rights having material effect on the Group Companies, to any Investor's Competitor; and (4) none of the shareholders other than the Investor and the Actual Controllers may enter into any form of equity investment relationship, or have any direct or indirect discussion, negotiation or agreement with respect to such equity investment transaction, with the Investor's Competitor. With respect to Items (1) and (2) above, if any Key Employee proposes to transfer, sell, pledge or otherwise dispose of his units in the Holding Platforms to any Investor's Competitor, or any Key Employee proposes to transfer, sell, pledge or otherwise dispose of his equity in the Cayman Co 1 or the BVI Co to any Investor's Competitor through Cayman Co 1 or BVI Co, thus indirectly disposing of his equity in the Target Company or the Cayman Co 2 (except, for the avoidance of doubt, compulsory freezing or enforcement against such units or equity in the Holding Platforms by judicial authorities), then the Company Party shall, upon knowledge thereof, timely notify the Investor in writing and take all necessary measures to prevent such transaction (including, without limitation, not to complete the AIC change registration or registration or filing with other governmental authorities for such transfer, sale, pledge or disposal). If the Actual Controller fails to take reasonable measures to prevent such transaction within thirty-five (35) business days upon knowledge thereof, the Investor shall have the right to claim that such transfer, sale, pledge or disposal should be invalid, and demand the Actual Controller to assume the corresponding compensation liability (notwithstanding the foregoing, if the liquidated damages under Article 10.3(2) is sufficient to make up the losses thus suffered by the Investor, the Investor shall not continue to demand the Actual Controller to assume additional compensation liability).

5.6	Redemption Right
5.6.1	Any of the following circumstances (whichever earlier), if not cured within **(**) days upon written demand from the Investor, shall constitute a “Redemption Right Trigger Event”:
(a)

Where the Group Companies (except for those proposed to liquidate or shut down as disclosed in the Disclosure Schedule) are revoked off business license or applied for dissolution or bankruptcy due to reasons of the Actual Controller, the Key Employees or existing shareholders, prior to the Third Closing Date;

(b)

Where the Actual Controller or the Company Party under his control directly or indirectly transfers, pledges or creates other encumbrance over any equity in the Group Companies, the Cayman Co 2, the HK Co or the WFOE, in breach of the provisions of the Transaction Documents, without written consent of the Investor;

(c)

Where any direct shareholder of the Target Company or its/his affiliate enters into any related party transaction (other than business cooperation between the Investor and the Group Companies) with the Group Companies at an unfair price which is materially detrimental to the interest of the Group Companies, without approval of the shareholders’ meeting (which shall include the consent of the Investor), prior to the Third Closing Date;

(d)

Where the Actual Controller or any direct shareholder of the Target Company or its/his affiliate carries out or engages in business competing with the business of the Group Companies which is materially detrimental to the interest of the Group Companies, or commits any other conduct materially detrimental to the interest of the Group Companies, prior to the Third Closing Date;

(e)	Where any Group Company, Cayman Co 2, HK Co or WFOE breaches the provisions of Article 5.5 above without prior written consent of the Investor, prior to the Third Closing Date;
(f)

Where any direct shareholder other than the Investor or the Actual Controller (or other entity under his control) breaches the provisions of Article 5.5 above without prior written consent of the Investor, prior to the Third Closing Date;

(g)

Where the Company Party or any of its direct shareholder is convicted and subject to criminal liability (including, without limitation, fixed-term imprisonment, criminal detention, suspended sentence) for a term of more than six (6) months, due to violation of applicable taxation regulations, or due to violation of other laws, regulations or normative documents;

(h)

Where, when applying to the Investor for payment of any amount in the Transaction, any Company Party provides false materials or information so as to make the Investor pay such amount, which has caused a loss of above RMB******** (or equivalent foreign currency) to the Investor; and

(i)	Where any direct shareholder of the Target Company commits fraudulent contribution or withdrawal of contribution, and amount of fraudulent contribution is more than **% of the registered capital of the Company.

The Investor may require the Target Company/the Cayman Co 2 and/or the Actual Controller (collectively “Redemption Obligors”) to jointly redeem (or purchase) all or part of the equity in the Target Company/Cayman Co 2 then held by it at the following price (hereinafter referred to as the “Redemption Price”): (i) full investment amount paid by the Investor for the equity to be redeemed (hereinafter referred to as the “Investment Amount”), plus (ii) all brand support costs and subsidies incurred by the Investor for the Group Companies (hereinafter referred to as the “Investor’s Expenses”, provided that such expenses shall be in line with business practices and have been approved by the Company Party prior to the incurrence), plus (iii) the interest on the Investment Amount and the Investor’s Expenses calculated at a simple interest of *% per year (and in case of less than one year, pro rata) during the Investor’s shareholding period (which shall be from the date when the Investor and/or its designated entity pays the corresponding equity transfer consideration or the Subscription Amount to the Target Company/the Cayman Co 2 to the date of payment of the Redemption Price in full by the Target Company/the Cayman Co 2). The taxation costs arising from the redemption of the equity held by the Investor by the Redemption Obligors shall be borne by other shareholders other than the Investor, and/or the Group Companies, unless otherwise agreed herein.

5.6.2

Notwithstanding the foregoing, upon occurrence of the First Closing: (i) if the Company Party unilaterally terminates the Transaction not in accordance with Article 9.3 or Article 11.1 (c) and (d) hereof, or breaches the provision of Article 4.4 hereof, or the conditions to the Second Closing that shall be completed by the Company Party are not completed by the Second Closing Longstop Date due to reasons of the Company Party (including, without limitation, failure of completion of the Second Closing and the acquisition of **% equity in the Target Company by the WFOE due to reasons of the Company Party or the partners of the Holding Platforms), then the Investor shall have the right (but no obligation) to opt to: (A) continue to obtain up to **% additional equity in the Target Company as per the plan then agreed by the Transaction Parties otherwise, without prejudice to the preferential rights under Article 5 hereof as may be enjoyed by the equity then held by the Investor (including additional equity obtained under this Article) (hereinafter referred to as the “Additional Investment Right”). If the Transaction Parties then fail to agree on the exercise plan of such Additional Investment Right within thirty (30) days, the Investor shall have the right to require the Company Party to redeem all or part of the equity held by the Investor in accordance with the provisions of Item (B) below; or (B) require the Redemption

Obligors to fulfill the redemption obligation at the Redemption Price agreed in this Article 5.6, and in this case, the taxation costs arising from the redemption of the equity held by the Investor shall be borne by other shareholders other than the Investor, and/or the Group Companies (notwithstanding the foregoing, if the liquidated damages paid to the Investor by the Company Party under Article 10.3 hereof are sufficient to pay such taxation costs, then other shareholders other than the Investor, and/or the Group Companies are not required to assume further compensation liability, and if the liquidated damages under Article 10.3 hereof are insufficient to pay such taxation costs, then other shareholders other than the Investor, and/or the Group Companies shall be liable for the corresponding compensation). (2) If the conditions to the Second Closing that shall be completed by the Company Party are not completed by the Second Closing Longstop Date due to reasons other than the Investor and the Company Party (including, without limitation, force majeure or changes in applicable laws, regulations or policies), then the Investor shall have the right (but no obligation) to opt to: (A) exercise such Additional Investment Right, without prejudice to the preferential rights under Article 5 hereof as may be enjoyed by the equity then held by the Investor (including additional equity obtained under this Article); or (B) acquire up to 94% equity in the Target Company by the entity designated by it (hereinafter referred to as the “Acquisition Option”). The Transaction Parties shall make best efforts to negotiate the exercise plan with respect to such Additional Investment Right or Acquisition Option (including, without limitation, valuation of the Group Companies corresponding to the exercise and the preferential rights enjoyed by the Investor) within thirty (30) days from the date when the Investor notifies the Company Party in writing to exercise the Additional Investment Right or the Acquisition Option, and the Company Party shall not impair the preferential rights of the Investor under Article 5 hereof until the Transaction Parties agree on such exercise plan.

Notwithstanding the foregoing, upon occurrence of the Second Closing, if the Company Party unilaterally terminates the Transaction not in accordance with Article 9.3 or Article 11.1 (c) and (d) hereof, or breaches the provision of Article 4.4 hereof, or the conditions to the Third Closing that shall be completed by the Company Party are not completed by the Third Closing Longstop Date due to reasons of the Company Party (including, without limitation, failure of completion of the Second Closing and the acquisition of 94% equity in the Target Company by the WFOE due to reasons of the Company Party or the partners of the Holding Platforms), then the Investor shall have the right (but no obligation) to opt to: (A) exercise such Acquisition Option, and if the Transaction Parties then fail to agree on the exercise plan of such Acquisition Option within thirty (30) days, the Investor shall have the right to require the Company Party to redeem all or part of the equity held by the Investor in accordance with the provisions of Item (B) below; or (B) require the Redemption Obligors to fulfill the redemption obligation at the Redemption Price agreed in this Article 5.6, and in this case, the taxation costs arising from the redemption of the equity held by the Investor shall be borne by other shareholders other than the Investor, and/or the Group Companies (notwithstanding the foregoing, if the liquidated damages paid to the Investor by the Company Party under Article 10.3 hereof are sufficient to pay such taxation costs, then other shareholders other than the Investor, and/or the Group Companies are not required to assume further compensation liability, and if the liquidated damages under Article 10.3 hereof are insufficient to pay such taxation costs, then other shareholders other than the Investor, and/or the Group Companies shall be liable for the corresponding compensation).

5.6.3

Notwithstanding anything to the contrary herein, if the Transaction is terminated due to reasons other than the Investor as set forth in Article 5.6.2 above, then during the period in which the Investor holds equity in the Group Companies, if any other third party proposes to subscribe for the newly increased registered capital in the Target Company or newly issued shares in the Cayman Co 2, or proposes to purchase the equity/shares in the Target Company/Cayman Co 2, then the Company Party shall timely notify the Investor in writing, and the Investor shall have the right of first investment or right of first offer under the same conditions.

5.7	Preemptive Right

If the Target Company/Cayman Co 2 plans to issue new shares (including issuance of options, warrants and other convertible bonds which can be converted into equity in such company, hereinafter referred to collectively as the “Newly Increased Capital”, except for new shares issued for the purpose of incentive to employees), the Investor or its designated affiliate shall have the right (but no obligation) to subscribe for all or part of the Newly Increased Capital in proportion to its then shareholding percentage in such company in preference to other shareholders of the Target Company/Cayman Co 2 or third party under the same conditions.

5.8	Equity Transfer Restriction

Without prior written consent of the Investor or unless otherwise expressly agreed herein, the Actual Controller, the Core Employees and any other shareholder of the Target Company and the Cayman Co 2 (other than the Investor, hereinafter referred to as the “Restricted Party for Share Transfer”)

may not transfer, sell or otherwise dispose of in any way, or pledge or set other encumbrance over, any equity in the Group Companies directly or indirectly held by him/it (except with unanimous consent of all shareholders), directly or indirectly, including, without limitation, through disposal of rights and interests in the Holding Platforms, the BVI Co or the Cayman Co 1. Notwithstanding the foregoing, if any partner of the Holding Platforms proposes to transfer, sell, pledge or otherwise dispose of his units in the Holding Platforms, or any shareholder of the Cayman Co 1 or the BVI Co proposes to transfer, sell, pledge or otherwise dispose of his/its equity in the Cayman Co 1 or B the VI Co, thus indirectly disposing of equity in the Target Company/Cayman Co 2, then the Actual Controller shall, upon knowledge thereof, timely notify the Investor in writing, and take all necessary measures to prevent such transfer, sale, pledge or disposal from causing substantial impedance to or Material Adverse Effect on the closings of the Transaction (including, without limitation, the Actual Controller’s purchase of the equity proposed to transfer or sell under the same conditions, or demand the assignee of such equity to acknowledge and consent to the transactions hereunder). If the Actual Controller fails to take reasonable measures within thirty-five (35) business days upon knowledge thereof, giving rise to any substantial impedance to or Material Adverse Effect on the Transaction arising from such transfer, sale, pledge or disposal, then the Investor shall have the right to claim that such transfer, sale, pledge or disposal in any form should be invalid, and demand the Actual Controller to assume the corresponding compensation liability.

5.9	Right of First Refusal and Right of First Sale

Subject to Article 5.8 above, if a Restricted Party for Share Transfer (hereinafter referred to as the “Transferor”) proposes to directly or indirectly transfer, sell or otherwise dispose of all or part of the equity or interest of equity nature in the Target Company/Cayman Co 2 held by him/her (hereinafter referred to as the “Sale Equity”) to any person (hereinafter referred to as the “Transferee”, other than the Investor or its affiliates), then the Investor or its designated affiliate shall have the right to purchase all or part of the Sale Equity in precedence to other shareholders and third party under the same terms and conditions of the proposed sale of the Transferor.

Where the Investor fails to exercise such right of first refusal, then the Investor shall have the right (but no obligation) to require to sell up to all of its equity in the Target Company/Cayman Co 2 to the Transferee in precedence to the Transferor at the same price and under the same terms and conditions as the Transferee offers to the Transferor.

If the Investor proposes to directly or indirectly transfer, sell or otherwise dispose of all or part of the equity or interest of equity nature in the Target Company/Cayman Co 2 held by it (hereinafter referred to as the “Sale Equity of Investor”) to any other third party other than its affiliates, then the Actual Controller or his designated affiliate shall have the right to purchase all or part of the Sale Equity of Investor in precedence to other shareholders and third party under the same terms and conditions of the proposed sale of the Investor.

For the avoidance of doubt, with respect to the specific terms of such right of first refusal and co-sale right (including, without limitation, the exercise procedures of such rights), the Company Party and the Investor may specifically agree the same in the Shareholders Agreement, the articles of association of the Target Company, the Cayman Co 2 SHA and/or the Cayman Co 2 AOA.

5.10	Liquidation Preference

If the Target Company/Cayman Co 2 liquidates, dissolves, shuts down or has any other statutory liquidation event or deemed liquidation event, the distributable liquidation property of the Target Company/Cayman Co 2 shall be distributed as follows:

(1)

The Investor shall have the right to receive in precedence to other shareholders of the Target Company/Cayman Co 2 the liquidation amount calculated as follows from the distributable liquidation property (hereinafter referred to as the “Investor's Liquidation Preference”): 100% of the Investment Amount corresponding to the equity in the Company then held by the Investor, plus an interest over such amount calculated at a single interest rate of 5% per year. That is, Investor's Liquidation Preference = I × (1+5%) × N, of which, “I” is the amount equivalent to 100% of the Investment Amount corresponding to the equity in the Target Company/Cayman Co 2 then held by the Investor; “N” is the number of days from the date when the Investor actually pays such Investment Amount to the date when the Investor receives full Investor's Liquidation Preference, divided by 365.

(2)

If there is any distributable liquidation property left after the Target Company/Cayman Co 2 pays in full the Investor's Liquidation Preference, then all remaining assets shall be distributed to all shareholders of the Target Company/Cayman Co 2 (including the Investor) in proportion to their respective shareholding percentage.

Except for the Transaction agreed herein, if the Target Company/Cayman Co 2 is acquired, merged, or entered into trade sale or other similar transaction, giving rise to the shareholding percentage or voting percentage in the surviving entity of all shareholders of the Target Company/Cayman Co 2 prior to the transaction to be less than 50%, or if the Target Company/Cayman Co 2 sells all or substantially all of its assets or business, or if the Target Company/Cayman Co 2 transfers or exclusively and irrevocably licenses all or substantially all intellectual property rights to any third party, then unless with prior written consent of the Investor, it shall be deemed as liquidation, in which case the Investor shall be entitled to compensation in accordance with the distribution plan agreed in this Article.

5.11	Anti-dilution

Upon the First Closing Date, if the Target Company or the Cayman Co 2 issues Newly Increased Capital or new shares at a per unit subscription price lower than that paid by the Investor to acquire the equity in such company, that is, the price for the shareholder subscribing for the Newly Increased Capital or new shares (hereinafter referred to as the “Capital Increase Shareholder”) to subscribe for the Newly Increased Capital is lower than the per unit subscription price of the Investor (which, for the purpose of this Article 5.11, unless otherwise agreed by the Parties, shall be calculated per the valuation of the Group Companies after the adjustment to the acquisition consideration of the Second Closing in accordance with Article 3.5.9 hereof), the Investor shall have the right to adjust its per unit subscription price so that the per unit subscription price of the equity held by the Investor in such company equals to the per unit subscription price of the Capital Increase Shareholder. All charges and taxes of the Investor arising from anti-dilution protection shall be borne by the Company Party.

5.12	Information Right

During the period when the Investor holds equity in the Target Company or the Cayman Co 2, the Investor shall have the right to obtain from the Group Companies:

(1)

the unaudited monthly consolidated financial statements of the Group Companies prepared in accordance with the PRC accounting standards for the last month of the previous quarter and the first two months of current quarter, within fifteen (15) days prior to the end of each quarter;

(2)

the annual consolidated financial statements audited by Pan-China Certified Public Accountants or other accounting firm replaced with approval of the Investor under Article 5.1(g), in accordance with the PRC accounting standards, within three (3) months upon ending of each fiscal year.

The Investor shall have the right to inspect, upon prior reasonable notice, assets, facilities, bank accounts, contracts, accounting vouchers, accounting books, financial reports, other financial or accounting materials and operation records, etc. of the Group Companies, and the Group Companies shall provide relevant materials and information per the time required by the Investor and cooperate with the Investor in exercising such right of inspection. The Investor shall have the right to reproduce or summarize such documents, discuss the business, financial and other conditions of the company with the officers and employees of the Group Companies, and interview the consultants, accountants and lawyers of the Group Companies with respect to the operational matters of the Group Companies. For the avoidance of doubt, the Investor shall have the right to exercise such right of inspection by itself or by lawyers, accountants or other third parties engaged by it.

5.13	Profit Distribution

Without prior written consent of the Investor, the Target Company/Cayman Co 2 may not conduct distribution of profit (except for the Special Dividend Payment agreed in Article 3.4 hereof or the allotment of shares by means of dividend as agreed in Article 3.6). After the First Closing Date of the Transaction, the capital reserves, surplus reserves and undistributed profit (if any) of the Company shall be jointly shared by all shareholders in proportion to their shareholding percentage after the First Closing Date.

5.14	Most Favored Nation

Unless unanimously agreed by the Parties, if any other shareholder or future shareholder of the Target Company/Cayman Co 2 enjoys rights more favorable than or in precedence to those enjoyed by the Investor at the time of or at any time after the Investor's participation in the Company (except for employee shareholder, and foreign shareholder (if any) under Article 3.3.3 hereof with respect to the price of equity in the Target Company held by it), then the Investor shall have the same rights without further payment of any consideration.

5.15	Termination and Reservation of Preferential Rights

If (1) the Investor unilaterally terminates the Transaction due to reason other than exercise of the right of termination under Article 9.3 or Article 11.1(d) or (f), or the conditions precedent to the Second Closing are not satisfied by the Second Closing Longstop Date solely due to reasons of the Investor (including, without limitation, the Investor's failure to procure its affiliates, agents or intermediaries to complete the matters hereunder) (except for the circumstance agreed in Article 10.3(1)(c) hereof), or (2) the Company Party unilaterally terminates the Transaction not in accordance with Article 9.3 or Article 11.1 (c) and (d) hereof, or breaches the provision of Article 4.4 hereof, or the conditions to the Second Closing that shall be completed by the Company Party are not completed by the Second Closing Longstop Date due to reasons of the Company Party (including, without limitation, failure of completion of the Second Closing and the acquisition of 94% equity in the Target Company by the WFOE due to reasons of the Company Party or the partners of the Holding Platforms, or the Company Party’s failure to procure its affiliates, agents or intermediaries to complete the matters hereunder), and the Investor does not exercise the Additional Investment Right or the Redemption Right under Article 5.6.2, then the Investor shall only be entitled to the following preferential rights: Items (a), (b), (c), (f), (i) and (o) under Article 5.1, the right to appoint director under Article 5.2, the redemption right under Article 5.6, the preemptive right under Article 5.7, the restrictions on equity transfer under Article 5.8 (except to the extent that the transfer by the Restricted Party for Share Transfer will cause no change to the Actual Controller of the Group Companies), the right of first refusal and co-sale right under Article 5.9, the liquidation preference under Article 5.10, the anti-dilution under Article 5.11, the information right under Article 5.12, the profit distribution right under Article 5.13 and the most favored nation under Article 5.14.

Except the foregoing of this Article 5.15 and as otherwise agreed herein, the preferential rights under Article 5 hereof shall terminate on the earlier of: (i) the Third Closing Date, (ii) the date when the Investor exercises the Acquisition Option under Article 5.6.2 and has obtained the control of the Group Companies (including, without limitation, the control of the shareholders’ meeting, the board of directors and the corporate operation right), and (iii) the date on which the Redemption Obligors redeem all such equity/share and pay the Redemption Price in full.

6	Taxes
6.1

The Parties agree that all taxes arising out of the execution and performance of this Agreement and in connection with the Transaction shall be respectively borne by the Parties in accordance with applicable laws and regulations or the requirements of this Agreement, and the Transferor of any equity transfer involved in the Transaction shall be responsible for filing tax return and paying income tax in connection with the transfer of domestic or overseas equity and assuming corresponding legal liabilities in accordance with applicable laws and regulations.

6.2

The Parties agree that, subject to the provisions on taxes and tax burden in Article 6.1 above, the fees for all registrations with governmental authorities in connection with the Transaction (including, without limitation, AIC registration fees, excluding taxes) shall be borne by the Party responsible for completing such registration. Notwithstanding the foregoing, (1) if the Transaction is not finally completed solely due to reasons of the Investor (including, without limitation, the Investor's failure to procure its affiliates, agents or intermediaries to complete the matters hereunder), then all taxes actually incurred as of the termination of the Transaction shall be fully borne by the Investor. For the avoidance of doubt, if the liquidated damages paid by the Investor under Article 10.3 hereof are sufficient to pay such taxes payable by the Investor but already paid by the Company Party, then the Investor is not required to assume further compensation liability, and if the liquidated damages under Article 10.3 hereof are insufficient to pay such taxes, the Investor shall be liable for the corresponding compensation; (2) if the Anti-monopoly Declaration is rejected, or as of December 31, 2021, the competent governmental authority still makes no decision on the Anti-monopoly Declaration for the Transaction, or the Anti-monopoly Declaration for the Transaction has been approved by competent authority with additional restrictive conditions which in the unanimous opinions of the Transaction Parties upon evaluation in good faith are difficult to achieve before December 31, 2021 in practice, thus causing this Agreement to be terminated under Article 11.1 (e), then the Investor shall pay **% of all taxes actually incurred due to the Internal Equity Restructuring of the Target Company (provided that such payment shall be limited to RMB********), and if the Company Party has already paid the taxes payable by the Investor, the Investor shall be liable for the corresponding compensation. The Investor shall pay the payable taxes or compensation amount to the account designated by the Company Party in writing in advance, within thirty-five (35) business days, after the date when it is determined that the failure of the Transaction is due to reasons attributable to the Investor (with respect to Item (1) above) or after the date of termination of this Agreement (with respect to Item (2) above). As of the date hereof, the Anti-monopoly Declaration for the Transaction has been approved and cleared by the competent authority.

6.3

The Investor may engage intermediaries to conduct comprehensive and prudent investigation, audit and assessment against the Company for the purpose of consummation of the Transaction, and to draft legal documents relating to the Transaction, and the costs arising therefrom shall be borne below: (1) if the Transaction is fully completed, the Company shall bear such costs (however, subject to the PRC GAAP, such costs may not be deducted from the audited operating revenue and profit of the Group Companies in the first two quarters of 2021 and in 2021, thus affecting the valuation and closing); and (2) if the Transaction is not fully completed, the Investor shall solely bear such costs. However, notwithstanding the foregoing, if the existing shareholders of the Company Party or the Target Company breach Article 4.4 or the confidentiality obligation, causing failure to complete the Transaction, the Company shall compensate the Investor for such costs.

6.4

The Parties agree that, with respect to any taxation liability or additional tax burden of the Company Party and the Core Employees arising from all steps of the Transaction (including, without limitation, Internal Equity Restructuring, the Overseas Restructuring, relevant equity transfer and dividends, of the Group Companies), if the competent taxation authority investigates the arrangement and payment of such tax burden in the course of the Transaction or after the Third Closing Date, the Company Party and the Investor shall proactively communicate to the extent permitted by laws, and cooperate to cope with such investigation and minimize the adverse effect of such investigation on the Parties.

7	Representations and Warranties
7.1	The Parties shall ensure that the following presentations and warranties are authentic, complete and accurate:
(a)

Authorization. The Parties have obtained sufficient and necessary authorization as to the execution of this Agreement, performance of all obligations under this Agreement and completion of transactions contemplated by this Agreement, and the Parties have full capacity for civil conducts and capacity for civil rights to execute this Agreement and perform the obligations hereunder. This Agreement, once executed, will be legally binding upon the Parties;

(b)

No Conflict. None of the execution and performance of this Agreement will breach any provision of or conflict with the articles of association, partnership agreement or other constitutional documents of, the Parties. The Parties have obtained all third party consents or authorizations necessary for the transactions contemplated by this Agreement;

(c)	Valid Existing. Each Party is an entity duly incorporated and validly existing (if applicable); and
(d)

Strict Performance. The Parties will promote the Transaction in an orderly manner as soon as possible in accordance with the various agreements hereunder. The Investor shall have the right to negotiate with relevant parties and determine the formal transaction documents in all transaction steps of the Transaction in accordance with the principles agreed herein.

8	Undertakings
8.1

The Actual Controller undertakes to procure no material change to the Core Employees or the Key Employees, and in case of departure of any Core Employee, the Actual Controller shall propose a substitute acceptable by the Investor to the Investor within two (2) months, and in case of departure of any Key Employee, the Actual Controller shall propose a substitute acceptable by the Investor to the Investor within one (1) month. The Actual Controller shall notify the Investor in writing after determining the corresponding substitute, and the Investor shall reply in writing whether to accept such candidate within ten (10) business days upon receipt of such notice.

8.2

The Parties undertake to take or procure to take all actions necessary to complete and make the Transaction effective as soon as possible, and perform or procure to perform all matters necessary to complete the Transaction as soon as possible.

8.3

The Company Party undertakes to immediately notify the Investor in writing and take all possible measures for remedy if it is aware of any information on the Group Companies (including, without limitation, legal existence, business, assets, operation, intellectual property rights, etc. of the Group Companies) that is materially inconsistent with the representations and warranties made by it herein or the information or materials provided to the Investor by it in the course of the Investor’s due diligence, or any information which may have Material Adverse Effect on the Group Companies.

8.4

The Company Party undertakes that, with respect to the transaction between the Company and ******* Co., Ltd. (hereinafter referred to as the “***”) concerning the establishment of a joint venture named ********* Co., Ltd. (*********有限责任公司) (hereinafter referred to as the “*** Joint Venture Transaction”), the Company Party shall, and shall procure *** to, file an anti-monopoly review application to the competent governmental authority with respect to such transaction after the Anti-monopoly Declaration for the Transaction is passed, and submit the acceptance notice issued by the competent governmental authority or other supporting document with respect to the filing to the Investor, provided that the Investor shall provide the Company Party with necessary support and cooperation (including recommending anti-monopoly lawyers to the Company Party). Where no application for such anti-monopoly review is filed or such anti-monopoly review fails (or is approved with additional conditions which are considered impossible to complete, by the Transaction Parties upon reasonable evaluation), the Group Companies shall be liable for compensation for such loss, provided that the compensation made by the Group Companies shall be limited to RMB******** (and for the avoidance of doubt, subject to the fulfillment of compensation liability under this Article by the Group Companies per the loss compensation amount confirmed by the Transaction Parties, the Investor shall not make another claim against the Group Companies for compensation liability with respect to the same matter under this Article 8.4 based on other provisions hereof).

8.5

For member companies of the Group Companies which have not paid in their respective registered capital per the time limit agreed in the corresponding articles of association (including, without limitation, Jinhua Shengdu and Nanjing Shengdu), the Company Party shall complete the contribution payment obligation or de-register such companies after the execution of the Original Framework Agreement and no later than the Second Closing Date.

8.6	[redacted]
8.7	The Company Party undertakes that, the Group Companies shall establish and complete a quality management system and a complaint handling system acceptable to the Investor as soon as possible after execution of the Original Framework Agreement, so as to reduce the customer complaint rate of the Group Companies.

8.8

The Company Party undertakes that, the Group Companies shall, upon execution of the Original Framework Agreement and prior to the Third Closing Date, standardize and adjust ******* in the comprehensive backend management system of the Company and specify the ***** of the Group Companies who can access to such information, and the Group Companies shall make best efforts to reduce and avoid acquiring customers by * or the like, and to continuously comply with the provisions of applicable laws and regulations on collection and use of personal information.

8.9

The Company Party undertakes that, the Group Companies shall, upon execution of the Original Framework Agreement, gradually establish and standardize a sound compliance and risk control management system, and carry out standardized management of the qualifications and certificates, business contracts, intellectual property rights, lawsuits, arbitrations and administrative penalties of the Group Companies, so as to thoroughly reduce the compliance risks in corporate operations.

8.10

The Investor undertakes that, after the Third Closing Date of the Transaction, if the Group Companies intend to sell their own intellectual property rights relating to the brand of “Shengdu(圣都)” to any other third party other than the Beike Group (including the Group Companies), YAN Weiyang or his designated entity shall have the right of first refusal to such intellectual property rights under the same conditions.

8.11

The Investor undertakes to develop and adopt an equity incentive plan for YAN Weiyang and the Core Employees of the Target Company after the Third Closing Date. The specific terms and conditions of such equity incentive plan (including specific performance indicators) will be otherwise agreed in the award documents.

8.12

The Actual Controller agrees and undertakes that, upon the Third Closing, when the Investor carries out restructuring of the board of directors of the Target Company (with the Investor entitling to appoint two (2) directors and the Actual Controller entitling to appoint one (1) director) and/or reshuffling and replacement of the supervisors and officers of the Target Company, the Company Party shall timely take all necessary measures to complete the said restructuring and personnel replacement (including but not limited to signing the documents or performing the formalities required for the completion of such restructuring and replacement). Notwithstanding the foregoing, upon the Third Closing, if the Actual Controller terminates his continuous holding of position in or service to the Beike Group (which, for the avoidance of doubt, shall include the Group Companies upon the Third Closing Date), then from the date of the termination of his holding of position or service, the Actual Controller shall immediately lose the right to appoint one (1) director to the

Target Company, and shall then resign as director of the Target Company, and take all necessary measures to cooperate with the Investor to complete the reshuffle of the board of directors of the Target Company in accordance with the requirements of the Investor.

9	Force Majeure
9.1

For the purpose of this Agreement, “Force Majeure Event” refers to any event occurred after the date of this Agreement that is unforeseeable or inevitable and insurmountable (even if foreseeable) by and beyond the reasonable control of, the affected Party, which objectively renders the full or partial performance of this Agreement by such Party impossible. Such event includes but not limited to flood, fire, typhoon, earthquake, strike, riot and war (whether declared or not), and adjustment to national laws applicable to relevant industry.

9.2

The Party claiming being affected by the Force Majeure Event shall notify the other Party in writing about the occurrence of the Force Majeure Event in the shortest time possible. The Party claiming that the Force Majeure Event has objectively rendered its performance of this Agreement impossible shall be responsible for making every effort in eliminating or mitigating the effect of such Force Majeure Event.

9.3

Any Party’s failure to fully or partially perform any of its obligations hereunder due to Force Majeure Event set forth in Article 9.1 hereof shall not constitute a breach of contract, and the performance of such obligation shall be suspended during the period when the Force Majeure Event impedes its performance. Upon termination of the Force Majeure Event or elimination of its impact, the Parties shall immediately resume the performance of their respective obligations hereunder. Where the Force Majeure Event or its effect lasts for thirty (30) days or above and causes a Party hereto to lose its ability to continue performing this Agreement, then either Party may decide to terminate this Agreement.

10	Breach of Contract and Remedy
10.1

Where a Party hereto (hereinafter referred to as the “Breaching Party”) breaches any provision hereof, then any other Party (hereinafter referred to as the “Non-breaching Party”) shall, in addition to other rights available hereunder, be entitled to claim compensation for the losses suffered by it due to such breach. For the purpose of this Article 10, the “losses” of any Non-breaching Party shall include all liabilities, damages, claims, expenses and costs, interest, judgments, rulings and penalty (including fees and expenditure of attorneys and consultants, and any claim brought by any person or otherwise arose) as well as loss or impairment of expected benefits, directly or indirectly suffered or incurred by such Party. The Parties agree that, unless otherwise agreed herein, liquidated damages are not the sole remedy of the Non-breaching Party hereunder in case of breach of contract by a Party. The Non-breaching Party shall be entitled to demand specific performance of obligations hereunder by the Breaching Party.

10.2

The Breaching Party (hereinafter referred to as the “Indemnifying Party”) shall indemnify, hold harmless and reimburse other Parties (hereinafter referred to as the “Indemnified Party”) against loss arising from: (a) the Indemnifying Party's breach of any representation or warranty made by it in this Agreement or the inaccuracy of its representation or warranty, and (b) the Indemnifying Party's breach of or failure to fully perform its undertakings, agreements, warranties or obligations hereunder, except for those already waived by such other Parties in writing. The Indemnifying Party shall make indemnity or compensation for any and all losses directly or indirectly suffered by the Indemnified Party due to the above circumstances.

10.3	Liquidated Damages Clause
(1)

The Target Company and the Investor hereby confirm and agree that the other Party has and will continue to input huge resources, funds and other costs in the evaluation of and preparation for the transactions hereunder, and if any of the following circumstances takes place due to reasons of any Party, this will cause material loss to the other Party; therefore, the Target Company, the Actual Controller and the Investor agree to the following liquidated damages arrangement:

(a)

Where the Company Party unilaterally terminates the Transaction by means other than exercise of the right of termination under Article 9.3 or Article 11.1 (c) and (d) hereof, or breaches the provision of Article 4.4 hereof, OR, due to reasons of the Company Party (including, without limitation, reasons of the Company Party or the partners of the Holding Platforms, or the Company Party’s failure to procure its affiliates, agents or intermediaries to complete the matters hereunder, so that the conditions precedent to the corresponding closing of the Transaction are not satisfied by the following time limit): (i) the conditions to the First Closing that shall be completed by the Company Party are not completed by the fifteenth (15th) business day after March 31, 2022 (hereinafter referred to as the “First Closing Longstop Date”) or within the time otherwise agreed by the Transaction Parties; (ii) the conditions to the Second Closing that shall be completed by the Company Party are not completed by the Second Closing Longstop Date or within the time otherwise agreed by the Transaction Parties; or (iii) the conditions to the Third

Closing that shall be completed by the Company Party are not completed by the Third Closing Longstop Date or within the time otherwise agreed by the Transaction Parties, then the Investor shall have the right to demand the Target Company and/or the Actual Controller to pay liquidated damages of RMB500,000,000 to the Investor or its affiliates;

(b)

If the Investor unilaterally terminates the Transaction due to reason other than exercise of the right of termination under Article 9.3 or Article 11.1 (b), (d) or (f), OR, due to reasons of the Investor or the Beike Group’s Listed Entity or other entity under its control (including, without limitation, the Investor’s failure to procure its affiliates, agents or intermediaries to complete the matters hereunder): (i) the conditions to the First Closing that shall be completed by the Investor are not completed by the First Closing Longstop Date or within the time otherwise agreed by the Transaction Parties, or the Investor delays in payment for more than fifteen (15) business days or the time otherwise agreed by the Transaction Parties after all conditions precedent to the First Closing under this Agreement or the Equity Transfer Agreement (I) have been satisfied or waived by the Investor in writing; or (ii) the conditions to the Second Closing that shall be completed by the Investor are not completed by the Second Closing Longstop Date or within the time otherwise agreed by the Transaction Parties, or the Investor delays in payment for more than fifteen (15) business days or the time otherwise agreed by the Transaction Parties after all conditions precedent to the Second Closing agreed in this Agreement or the Cayman Co 2 SSA have been satisfied or waived by the Investor in writing; or (iii) the conditions to the Third Closing that shall be completed by the Investor are not completed by the Third Closing Longstop Date or within the time otherwise agreed by the Transaction Parties, or the Investor delays in issuance of the Overseas Acquisition Consideration Shares for more than fifteen (15) business days or the time otherwise agreed by the Transaction Parties after all conditions precedent to the Third Closing agreed in this Agreement or the Cayman Co 2 STA have been satisfied or waived by the Investor in writing; or (iv) the Investor delays in payment of the Subscription Amount Difference agreed in Article 3.5.9 hereof for more than fifteen (15) business days or the time otherwise agreed by the Transaction Parties; or (v) the payment of the amount for the purpose of making up valuation difference that shall be paid by the Investor as agreed in Article 3.7.2(1) or Article 3.7.4 hereof is delayed for more than fifteen (15)

business days or the time otherwise agreed by the Transaction Parties, then the Investor or its designated affiliate shall pay liquidated damages of RMB500,000,000 to the Target Company and/or the Actual Controller. Notwithstanding the foregoing, the Investor’s exercise of the redemption right under Article 5.6 shall not be deemed as unilateral termination of the Transaction due to reasons of the Investor or failure to complete the Transaction due to reasons of the Investor.

(c)

For the avoidance of doubt, it shall not be deemed as termination of the Transaction due to reasons of a Party, and none of the Target Company and/or the Actual Controller and the Investor are required to pay the liquidated damages under this Paragraph (1) to the other Party, if any closing of the Transaction cannot be completed within the time limit above due to: (i) the Anti-monopoly Declaration for the Transaction is rejected by the competent governmental authority, or as of December 31, 2021, the competent governmental authority still makes no decision on the Anti-monopoly Declaration for the Transaction, or the Anti-monopoly Declaration for the Transaction has been approved by competent authority with additional restrictive conditions which, in the unanimous opinions of the Transaction Parties upon evaluation in good faith, are difficult to achieve before December 31, 2021 in practice, or which have not been satisfied by December 31, 2021; or (ii) the Investor terminates the Transaction due to unsatisfactory results of the First Supplementary DD, or the Second Supplementary DD; or (iii) the conditions precedent under Article 3.5.4(12) or Article 3.6.4(7) hereof are not satisfied; or (iv) this Agreement is terminated in accordance with the Force Majeure Clause; or (v) this Agreement is terminated in accordance with Article 11.1 (a).

(2)

The Company Party fully understands the Investor's concern about the competition fields of industry and acknowledges that, once the Company Party breaches the undertakings relating to the industry competition in the Transaction, this will cause material losses to the Investor, and therefore, the Company Party agrees that, if the Company Party breaches the provisions of Article 4.3(a) or Article 5.5 hereof, the Investor shall have the right to demand the Target Company and/or the Actual Controller to pay liquidated damages of RMB500,000,000 to it.

(3)

If the Company Party materially breaches the provisions or obligations set forth in representations and warranties on “Organization and Qualifications”, “Authority”, “No Conflict”, “Approval”, “Registered Capital and Ownership”, and “Anti-corruption” under Items (a), (b), (c), (f), (l), (i), (q) and (s) of Article 5.1, Articles 5.2-5.4 (for the avoidance of doubt, the liquidated damages clause of this Item (3) shall not apply to the circumstance where the Key Employees breach Article 5.4 after the Third Closing Date), Article 5.6 of this Agreement, or Schedule VI, and fails to cure such breach within thirty-five (35) business days upon occurrence of such breach or still fails to eliminate such material breach despite the remedial measures taken within such time limit, then the Investor shall have the right to demand the Target Company and/or the Actual Controller to pay liquidated damages of RMB100,000,000 to it.

(4)

In case of circumstance under Item (1), (2) or (3) above, the Breaching Party shall pay all liquidated damages to the Non-breaching Party within fifteen (15) business days upon receipt of the written notice from the Non-breaching Party.

(5)	The Actual Controller and the Group Companies agree to assume joint and several liabilities for the liquidated damages payable by the Target Company.
10.4

Unless otherwise agreed herein, the rights and remedies of the Parties hereunder are cumulative, and shall not exclude other rights or remedies available under the laws. To the extent that the liquidated damages under Article 10.3 are insufficient to compensate for all losses suffered by the Non-breaching Party due to the breach of the Breaching Party, the Non-breaching Party shall be entitled to demand the Breaching Party to compensate for the unpaid losses.

10.5

Notwithstanding anything to the contrary herein, the provisions of this Article shall survive the termination of their rights and obligations by the Parties hereto or the termination of this Agreement.

10.6	[redacted]
10.7

After the Second Closing Date and before the full completion of the Transaction, if the Investor suffers any loss due to the breach of any provision of the transaction documents by any Company Party or any matter of the Group Companies prior to the full completion of the Transaction, the Investor shall have the right to demand the Company Party to assume the liability for breach of contract.

10.8	For the avoidance of doubt, after the execution of this Agreement, if the non-breaching Party finds any breach of the Original Framework Agreement by the breaching Party, such non-breaching Party may also demand the breaching Party to assume the corresponding compensation liability according to this Article 10.

11	Term and Termination
11.1	This Agreement shall terminate if:

(a)The Parties reach written agreement on termination upon negotiation;

(b)The conditions precedent to the First Closing that shall be completed by the Company Party as agreed herein are not fully satisfied or waived by the Investor in writing as of December 31, 2022 or a later date otherwise agreed by the Parties, in which case the Investor shall be entitled to unilaterally terminate this Agreement after giving a written notice to that effect to the Company Party;

(c)The conditions precedent to the First Closing that shall be completed by the Company Party as agreed herein have been fully satisfied or waived by the Investor in writing, but the Investor delays in payment for more than thirty (30) business day, in which case the Company Party shall be entitled to unilaterally terminate this Agreement after giving a written notice to that effect to the Investor;

(d)A Party hereto materially breaches the agreements, representations or warranties hereunder (and for the avoidance of doubt, with respect to the Transaction Parties, material breach of provision hereof includes but not limited to: (1) with respect to the Company Party, the Investor’s delay in payment for a reasonable period after all relevant conditions precedent are satisfied or waived by the Investor in writing shall be deemed as material breach; (2) with respect to the Investor, the Company Party’s breach of Article 4.3 (a) or Article 5.5 shall be deemed as material breach), in which case the Non-breaching Party shall be entitled to propose to terminate this Agreement in writing;

(e)Unless otherwise agreed by the Parties, the Anti-monopoly Declaration fails, or as of December 31, 2021, the competent governmental authority still makes no decision on the Anti-monopoly Declaration for the Transaction, or the Anti-monopoly Declaration for the Transaction has been approved by competent authority with additional restrictive conditions which in the unanimous opinions of the Transaction Parties upon evaluation in good faith are difficult to achieve before December 31, 2021 in practice, or which have not been satisfied by December 31, 2021; or

(f)The Actual Controller cannot normally fulfill his duties in the Group Companies due to major disease, disability, injury, death or other reasons giving rise to his incapacity for conduct, prior to the Third Closing Date.

11.2	The termination of this Agreement shall meet the following requirements:

(a)If this Agreement is terminated in accordance with Item (a) of Article 11.1 above, the Parties need to reach consensus upon negotiation and enter into a written termination agreement to terminate this Agreement.

(b)In case of circumstance set forth in Item (b) or (f) of Article 11.1 above, the Investor may unilaterally terminate this Agreement by giving a written notice to that effect to other Parties hereto.

(c)In case of circumstance set forth in Item (c) of Article 11.1 above, the Company Party may unilaterally terminate this Agreement by giving a written notice to that effect to other Parties hereto.

(d)In case of circumstance set forth in Item (d) of Article 11.1 above, the Non-breaching Party may give a written notice to the Breaching Party requiring the Breaching Party to immediately cure and correct its breach, and if the Breaching Party fails to immediately take measures to the satisfaction of the Non-breaching Party to cure and correct its breach within thirty (30) days from the date when the Non-breaching Party gives such written notice, then the Non-breaching Party may unilaterally terminate this Agreement with immediate effect by giving a termination notice.

(e)In case of circumstance set forth in Item (e) of Article 11.1 above, the Parties need to reach consensus upon negotiation and enter into a written termination agreement to terminate this Agreement, and arrange separate negotiation with respect to the Transaction within thirty (30) days from the date of occurrence of the circumstance set forth in Item (e) of Article 11.1 above; should no consensus be reached through negotiation within such thirty (30) days, this Agreement shall be deemed to terminate automatically.

11.3

If this Agreement is terminated under Article 11.1 above, this Agreement shall immediately cease of performance, and the Parties are not required to continue fulfilling any outstanding responsibilities or obligations hereunder, provided that (i) this shall not apply to any liabilities or obligations arising out of breach of this Agreement or fraudulent, malicious or intentional misconduct made with respect to this Agreement, the breach and remedies under Article 10 above and the confidentiality obligations set forth in Article 12 below, and (ii) unless otherwise agreed by the Transaction Parties, this shall not affect the obligations or rights already fulfilled or accrued prior to termination of this Agreement.

12	Confidentiality
12.1

The Parties undertake not to use or disclose any Confidential Information, except: (i) disclosure required by laws or any order of the court or other competent authority or tribunal; (ii) disclosure required under any applicable rules of stock exchange or regulations of other public exchange market; (iii) disclosure with written consent of the other Party (which shall not be unreasonably withheld); (iv) disclosure to their professional consultants (who are obligated to the Party concerned under any confidentiality duty applicable to the Confidential Information); or (v) provision of information according to requirements of any governmental authority for the purpose of satisfaction of the conditions precedent. If a Party must disclose any information under the circumstances contemplated in Item (i) or Item (ii), the disclosing Party shall make reasonable efforts to negotiate with the other Party prior to any such disclosure, and shall only disclose the Confidential Information to the minimum extent available for disclosure.

Unless otherwise agreed by the Parties, the existence and content hereof and any information acquired by the Parties from the other Parties with respect to the Transaction shall be “Confidential Information” set forth in Article 12.1.

12.2

Notwithstanding the provisions of Article 12.1 above, the Company Party warrants to disclose the transactions hereunder to necessary internal employees, directors, supervisors, shareholders and senior officers of the Target Company only (the list of which is set forth in Schedule V, and the Target Company shall timely update such list based on the actual conditions and provide the updated list to the Investor). Without written consent of the Investor, the Company Party may not disclose any information relating to the Transaction to any third party outside such list.

12.3

Without written consent of the Investor, no Company Party may use the name, trade name, trademark, domain, advertising slogan, corporate song, spokesperson’s image, etc. of the Investor or its affiliates (which, for the purposes of this Article, include, without limitation, other enterprises controlled or invested by and partners of the Beike Group’s Listed Entity) in any occasion in any press conference, industry or professional media, marketing materials or otherwise, NOR publicize or solicit business in the name of the Investor or its affiliates, except with the unanimous consent of the Parties upon negotiation.

12.4

Without written consent of the Company Party, Investor may not use the name, trade name, trademark, domain, advertising slogan, corporate song, spokesperson’s image, etc. of the Company Party or its affiliates (which, for the purposes of this Article, include, without limitation, other enterprises controlled or invested by and partners of the Company Party) in any occasion in any press conference, industry or professional media, marketing materials or otherwise, NOR publicize or solicit business in the name of the Company Party or its affiliates, except with the unanimous consent of the Parties upon negotiation.

12.5	The confidentiality obligation agreed in this Article shall be binding upon relevant parties with immediate effect from the formation of this Agreement.
12.6

The Investor shall ensure personnel who are appointed to the Group Companies will comply with the confidentiality obligation and duty hereunder, otherwise, the Investor shall assume the liabilities for breach of contract and other adverse legal consequences arising from the breach of confidentiality obligation and duty by such personnel.

13	Notice
13.1	All notices, requests, demands, approvals, waivers and other communications required or permitted hereunder must be written in Chinese, and shall be deemed received/served by a Party:

(a)on the fifth business day after post, if sent by post, unless actually received in advance;

(b)	on the date of personal delivery, if sent by personal delivery;
(c)	at the time when received by the email server of the recipient, if sent by email.
13.2	All such notices and communications shall be sent to the address listed below or other address as may be provide by a written notice in accordance with this Article.

If to the Investor:

Contact Person: ZHANG Dandan

Contact Phone: ***********

Contact Address: Oriental Electronic Technology Building, Shangdi 8th Street, Haidian District, Beijing

Email Address: ***********

If to the Company Party:

Contact Person: XU Yali

Contact Phone: ***********

Contact Address: Shengdu Home Decoration Co., Ltd., 3/F, Haiwaihai Hangzhou Mall, 589 Shixiang Road, Hangzhou

Email Address: ************

14	Miscellaneous
14.1

This Agreement shall take effect from the date of formation upon duly execution by the Parties. Once this Agreement takes effect, the Original Framework Agreement shall immediately terminate and be fully replaced and superseded by this Agreement, and notwithstanding the foregoing, this Agreement shall be deemed to be effective to the Parties as of the date of the Original Framework Agreement. The agreements and documents executed by the Parties other than the Original Framework Agreement, which refer to, rely on or are subject to the terms of the Original Framework Agreement, shall accordingly be converted to refer to, rely on or be subject to this Agreement and its corresponding provisions as of the effective date of this Agreement, and the Parties confirm and acknowledge that such agreements and documents duly executed and effective pursuant to the Original Framework Agreement and the obligations thereunder shall remain in effect (provided that if there is any inconsistency between any provision in such agreements or documents and any provision in this Agreement, the provision in this Agreement shall prevail).

14.2

Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties with respect to the Transaction, and supersedes the Original Framework Agreement as agreed in Article 14.1 as well as all previous negotiations, understandings and agreements in connection with the Transaction as of the date of the Original Framework Agreement.

14.3

Matters Not Covered; Amendment to Agreement and Waiver. Matters not covered herein may be agreed by the Parties upon negotiation in a written supplementary agreement, which shall prevail if any content therein is different from the substantial terms hereof. Any amendment to matters mentioned herein must be made in writing and in the form of a supplementary agreement duly signed by the Parties. Otherwise, no change, termination, modification or waiver of any provision, term and condition hereof shall be binding upon the Parties.

14.4

Assignment. Without prior written consent of the other Party, neither Party may assign or otherwise transfer any of its rights or obligations hereunder to any third party. Notwithstanding the foregoing, the Investor may assign its rights and obligations hereunder to its affiliates without prior written consent of the other Parties.

14.5

Severability. If any provision of this Agreement or its application is declared or announced invalid, void or unenforceable in whole or in part for whatever reason, the remaining provisions of this Agreement shall remain in full force and effect. The Parties shall seek to modify such invalid, void or unenforceable provision or even this Agreement so as to implement the spirit of this Agreement and realize the intended purpose of the Parties to the extent possible.

14.6	Governing Laws and Dispute
(a)

The formation, validity, interpretation and performance of this Agreement and the resolution of dispute arising out of this Agreement shall be governed by and interpreted in accordance with the PRC Laws.

(b)

Any dispute arising out of or in connection with the implementation of this Agreement shall be resolved by Parties through friendly negotiation. Where any dispute fails to be resolved through negotiation upon its occurrence, either Party may submit it to China International Economic and Trade Arbitration Commission (CIETAC) to be arbitrated in Beijing in accordance with the arbitration rules of the CIETAC then in force at the time of request for arbitration. The arbitration tribunal shall consist of three (3) arbitrators appointed according to the arbitration rules, and the claimant and the respondent shall each appoint one (1) arbitrator, and the third (3rd) arbitrator shall be appointed by the chairman of the CIETAC. The arbitration language shall be Chinese. The arbitration award shall be final and binding upon the Parties.

(c)

Pending any arbitration proceedings under this Article, except for the disputed matters, this Agreement shall remain in full force and effect in all aspects, and the Parties shall continue performing their obligations hereunder (except those involved in the disputed matters), and exercising their rights hereunder.

14.7	Interpretation. All headings and titles herein are inserted for convenience only and shall not be used to interpret or construe the terms hereof.
14.8

Where the Parties enter into and/or will enter into documents relating to the transactions hereunder in accordance with applicable laws and regulations as well as requirements of the competent administration for market regulation, competent taxation authority or other governmental authorities for the purpose of performance of this Agreement (hereinafter referred to collectively as “Government Documents”), then such Government Documents shall be drafted with reference to this Agreement, and the provisions herein shall be deemed as supplement and/or amendment to the Government Documents, and have the same legal effect as the Government Documents. The Government Documents and this Agreement shall jointly constitute the entire agreement between the Parties with respect to the subject matter hereof, however, in case of any conflict between the Government Documents and this Agreement, the provisions of this Agreement shall prevail.

14.9

Counterparts. This Agreement shall be made in quintuplicate, with the Group Companies jointly holding one (1) copy, the Holding Platforms, the Cayman Co 1 and the Core Employees’ BVI Cos jointly holding one (1) copy, the Actual Controller, Shengdu Investment and the Actual Controller’s BVI Co jointly holding one (1) copy, the Beike Group’s Listed Entity and the Investor each holding one (1) copy, all of which shall have the same legal effect.

(Followed by the signature page and Schedules.)

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

KE HOLDINGS INC.

By:	/s/ PENG Yongdong
Name:	PENG Yongdong
Title:	Authorized Representative

Beike Kestone Holdings (Hong Kong) Limited

By:	/s/ SHAN Yigang
Name:	SHAN Yigang
Title:	Authorized Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Shengdu Home Decoration Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

YAN Weiyang

By:	/s/ YAN Weiyang

Zhejiang Shengdu Investment Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Jinhua Shengdu Home Co., Ltd. (Seal)

By:	/s/ XU Yali
Name:	XU Yali
Title:	Legal Representative

Zhejiang Baozi Technology Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Zhejiang Shengdu Building & Decoration Engineering Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Zhejiang Warm Home Technology Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Zhejiang Shengdu Decoration & Design Engineering Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Qingdao Shengjia Huazhang Enterprise Management Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Nanjing Shengdu Home Decoration Co., Ltd. (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

SD Co., Ltd.

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Shengdu Co., Ltd.

By:	/s/ YAN Weiyang
Name:	Yan Weiyang
Title:	Legal Representative

Shengdu (Hong Kong) Company Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Legal Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Ningbo Meishan Bonded Port Area Shengjia Investment Management Partnership (Limited

Partnership) (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Ningbo Meishan Bonded Port Area Shengzhuang Investment Management Partnership (Limited

Partnership) (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Ningbo Meishan Bonded Port Area Shengyou Investment Management Partnership (Limited

Partnership) (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Ningbo Meishan Bonded Port Area Shengcai Investment Management Partnership (Limited

Partnership) (Seal)

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Ningbo Meishan Bonded Port Area Shengyi Investment Management Partnership (Limited

Partnership) (Seal)

By:	/s/ CHENG MEiyang
Name:	CHENG Meiyang
Title:	Authorized Representative

Ningbo Meishan Bonded Port Area Sheng-U Investment Management Partnership (Limited

Partnership) (Seal)

By:	/s/ PAN Yunsu
Name:	PAN Yunsu
Title:	Authorized Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Cosy Place Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 1 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 10 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 11 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 12 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Dream Place International 13 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 14 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 15 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 16 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 17 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Dream Place International 18 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 2 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 3 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 4 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 5 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Signature Page to Amended and Restated Acquisition Framework Agreement on Shengdu Home

Decoration Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have read all terms hereof and fully understood relevant provisions hereof, and executed this Agreement on the date first written above.

Dream Place International 6 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 7 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 8 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Dream Place International 9 Limited

By:	/s/ YAN Weiyang
Name:	YAN Weiyang
Title:	Authorized Representative

Appendix I Subsidiaries

[***]

Appendix II Consent and Confirmation

[***]

Appendix III Key Employees

[***]

Schedule I List of Partners of Holding Platforms

[***]

Schedule II Definitions

[***]

Schedule III Shareholding Structure of New Entities in Overseas Restructuring

[***]

Schedule IV Structure Chart of Group Companies after Overseas Restructuring

[***]

Schedule V List of Persons for Disclosure

[***]

Schedule VI Representations and Warranties

[***]

Schedule VII Disclosure Schedule

[***]